UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NewAmsterdam Pharma Company N.V.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NewAmsterdam Pharma Company N.V.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be Held on June 5, 2024

May    , 2024

To the shareholders of NewAmsterdam Pharma Company N.V.:

We cordially invite you to the 2024 annual general meeting of shareholders (the “Annual General Meeting”), including at any adjournments or postponements thereof, of NewAmsterdam Pharma Company N.V. (“we,” “NewAmsterdam Pharma” or the “Company”), which will be held on June 5, 2024, at 5:00 p.m. Central European Summer Time (“CEST”) at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. The agenda for the Annual General Meeting is as follows:

1.	Opening

2.	Discussion of the Dutch statutory board report for the fiscal year ended December 31, 2023 (discussion item)

3.	Adoption of the Dutch statutory annual accounts for fiscal year ended December 31, 2023 (voting item)

4.	Discharge from liability for the Company’s directors with respect to the performance of their duties during the fiscal year ended December 31, 2023 (voting item)

5.

Instruction to Deloitte Accountants B.V. as the Company’s external auditor of the Company’s Dutch statutory annual accounts and Dutch statutory board report for the fiscal year ending December 31, 2024 (voting item)

6.	Discussion of the Company’s dividend and reservation policy (discussion item)

7.

Ratification of the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 by the audit committee of the Company’s board of directors (the “Board of Directors”) (voting item)

8.	Appointment of William H. Lewis as non-executive director of the Company (voting item)

9.	Reappointment of Louis Lange, M.D., Ph.D. as non-executive director of the Company (voting item)

10.	Extension of authorization for the Board of Directors to acquire ordinary shares and depository receipts for ordinary shares in the Company’s capital (voting item)

11.	Closing

The voting items included above are more fully described in the proxy statement accompanying this notice. The proxy statement accompanying this notice is being issued in connection with the solicitation by the Board of Directors of a proxy on the enclosed form of proxy card for use at the Annual General Meeting.

No business shall be conducted at the Annual General Meeting except for the items listed above. The voting items have been proposed to the Annual General Meeting by the Board of Directors.

The agenda with the explanatory notes thereto, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the other meeting information are available as of the date hereof for inspection and can be obtained free of charge at the office address of the Company and at www.proxyvote.com. Our Dutch statutory board report and statutory annual accounts for the fiscal year ended December 31, 2023 will be available no later than May 21, 2024 on our website at https://www.newamsterdampharma.com/.

The record date under Dutch law (registratiedatum) for the Annual General Meeting is May 8, 2024 (the “Record Date”). Those who are shareholders of the Company, or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital as at close of business on the Record Date and who are recorded as such in the Company’s shareholders’ register or in the register maintained by the Company’s U.S. transfer agent (the “Registers”) may attend and, if relevant, vote at the Annual General Meeting (“Persons with Meeting Rights”), irrespective of changes to their shareholdings or rights after the Record Date.

Persons with Meeting Rights and shareholders who beneficially own shares in the Company’s capital in an account at a bank, broker, dealer or other financial institution (the “Beneficial Owners”) on the Record Date who wish to attend the Annual General Meeting, in person or represented by proxy, must notify the Company in writing of their identity and intention to attend the Annual General Meeting (an “Attendance Notice”) no later than 11:59 p.m. Eastern Time on June 3, 2024 (5:59 a.m. CEST on June 4, 2024) (the “Cut-off Time”). Beneficial Owners must enclose with their Attendance Notice (i) proof of their beneficial ownership of the relevant underlying shares in the Company’s capital, such as a recent account statement, and (ii) a signed proxy authorizing them to act from the relevant shareholder who is registered in either of the Registers as the holder of those underlying shares on the Record Date. Persons with Meeting Rights and Beneficial Owners who have duly provided a valid Attendance Notice to the Company may have themselves represented at the Annual General Meeting through the use of a written or electronically recorded proxy. Proxyholders must submit a signed proxy no later than the Cut-off Time and present a copy of their proxy upon entry to the Annual General Meeting.

Any Attendance Notice, proof of beneficial ownership or signed proxy to be sent to the Company as part of the procedures described above must be provided via regular mail or e-mail to:

NewAmsterdam Pharma Company N.V.

c/o Chief Accounting Officer

Gooimeer 2-35

1411 DC Naarden

The Netherlands

louise.kooij@NewAmsterdamPharma.com

Any Attendance Notice, proof of beneficial ownership or signed proxy received after the Cut-off Time may not be accepted. Persons with Meeting Rights, Beneficial Owners and proxyholders who have not complied with the procedures described above may be refused entry to the Annual General Meeting.

If you are a Beneficial Owner with Ordinary Shares held in street name, you will receive instructions on how to vote from your bank, broker, dealer or other financial institution. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning Ordinary Shares through certain financial institutions. If your Ordinary Shares are held in street name and you would like to vote your shares in person at the Annual General Meeting, you should contact your bank, broker, dealer or other financial institution to obtain a legal proxy and deliver a valid Attendance Notice.

It is important that your shares be represented at the Annual General Meeting regardless of whether you plan to attend in person. If you do not expect to attend the Annual General Meeting in person, proxies may be submitted up until the Cut-off Time via a toll-free telephone number (call 1-800-690-6903) or over the Internet (visit www.proxyvote.com), as described in further detail in the enclosed materials, or by signing, dating and mailing the proxy card in the enclosed return envelope. Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.

Voting your shares or submitting your proxy, as applicable, will be important for the presence of a quorum at the Annual General Meeting and will save us the expense of further solicitation. Submitting a proxy will not prevent you from voting your shares at the Annual General Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important regardless of the number of shares in the Company’s capital that you own. If you do not plan to attend the Annual General Meeting and if you are a Person with Meeting Rights, please submit your proxy instructions via the Internet, telephone or by mail, or, if you are a Beneficial Owner, please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the Annual General Meeting. If you attend the Annual General Meeting, you may withdraw your proxy and vote your shares personally.

By Order of the Board of Directors,

/s/ Michael Davidson

Michael Davidson, M.D.

Chief Executive Officer

May  , 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSALS	8

Proposal 1 Adoption of Dutch Statutory Annual Accounts for the Fiscal Year Ended December 31, 2023	8
Proposal 2 Discharge from Liability for the Company’s Directors with respect to the performance of their duties during the fiscal year ended December 31, 2023	9
Proposal 3 Instruction to Deloitte Accountants B.V. as the external auditor of our Dutch statutory annual accounts and Dutch statutory annual report for the fiscal year ending December 31, 2024	10
Proposal 4 Ratifying the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company	11
Proposal 5 Appointment of William H. Lewis as a Non-Executive Director of the Company	13
Proposal 6 Reappointment of Louis Lange as Non-Executive Director of the Company	14
Proposal 7 Extension of Authorization for the Board of Directors to Acquire Ordinary Shares and Depository Receipts for Ordinary Shares in the Company’s Capital	15

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS	16

CURRENT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	18

The Board of Directors	18
Our Executive Officers	22
Family Relationships	23

EXECUTIVE COMPENSATION	24

Summary Compensation Table	24
Narrative to the Summary Compensation Table	24
Outstanding Equity Awards at 2023 Fiscal Year-End	27

DIRECTOR COMPENSATION	31

Director Compensation	31
Director Compensation Table	31

CORPORATE GOVERNANCE	32

Board Structure	32
Independence of the Board of Directors	32
Nasdaq Board Diversity Matrix	33
Director Attendance at Board and Shareholder Meetings	33
Board of Directors Committees	33
Director Nomination Process	35
Risk Management and Oversight	36
Shareholder Dialogue with the Company	36
Code of Business Conduct and Ethics	37
Corporate Governance Documents	37
Compensation Committee Interlocks and Insider Participation	37
Report of the Audit Committee	37

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40

i

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42

DELINQUENT SECTION 16(A) REPORTS	47

HOUSEHOLDING OF PROXY MATERIALS	48

OTHER MATTERS	49

ii

NewAmsterdam Pharma Company N.V.

Gooimeer 2-35

1411 DC Naarden,

The Netherlands

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 5, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is soliciting my vote?

NewAmsterdam Pharma Company N.V. (“we,” “NewAmsterdam Pharma” or the “Company”) is providing you with these proxy materials because the Company’s board of directors (the “Board of Directors”) is soliciting your proxy to vote at the 2024 annual general meeting (the “Annual General Meeting”), including at any adjournments or postponements thereof. The Annual General Meeting will be held on June 5, 2024, at 5:00 p.m., Central European Summer Time (“CEST”) at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.

Why did I receive these proxy materials?

You have received these proxy materials because the Board of Directors is soliciting your proxy for the Annual General Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. Under the rules adopted by the SEC, we have elected to mail you our proxy materials. All shareholders will also have the ability to access the proxy materials at www.proxyvote.com. Instructions on how to access the proxy materials over the internet or to request a printed set of the proxy materials can be found in this proxy statement (the “proxy statement”).

We intend to mail the proxy statement on or about     , 2024 to all shareholders of record entitled to vote at the Annual General Meeting.

How do I attend the Annual General Meeting?

The Annual General Meeting will start at 5:00 p.m. CEST on June 5, 2024 at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.

The record date under Dutch law (registratiedatum) for the Annual General Meeting is May 8, 2024 (the “Record Date”). Those who are shareholders of the Company, or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital, at the close of business on the Record Date and who are recorded as such in the Company’s shareholders’ register or in the register maintained by the Company’s U.S. transfer agent (the “Registers”) may attend, and, if relevant, vote at the Annual General Meeting (“Persons with Meeting Rights”), irrespective of changes to their shareholdings or rights after the Record Date.

Persons with Meeting Rights and shareholders who beneficially own shares in the Company’s capital in an account at a bank, broker, dealer or other financial institution (the “Beneficial Owners”) on the Record Date who wish to attend the Annual General Meeting, in person or represented by proxy, must notify the Company in writing of their identity and intention to attend the Annual General Meeting (an “Attendance Notice”) no later than 11:59 p.m. Eastern Time on June 3, 2024 (5:59 a.m. CEST on June 4, 2024) (the “Cut-off Time”). Beneficial Owners must enclose with their Attendance Notice (i) proof of their beneficial ownership of the relevant underlying shares in the Company’s capital, such as a recent account statement, and (ii) a signed proxy authorizing them to act from the relevant shareholder who is registered in either of the Registers as the holder of those underlying shares on the Record Date.

Persons with Meeting Rights and Beneficial Owners who have duly provided a valid Attendance Notice to the Company may have themselves represented at the Annual General Meeting through the use of a written or electronically recorded proxy. Proxyholders must submit a signed proxy to the Company no later than the Cut-off Time and present a copy of their proxy upon entry to the Annual General Meeting.

Any Attendance Notice, proof of beneficial ownership or signed proxy to be sent to the Company as part of the procedures described above must be provided via regular mail or e-mail to:

NewAmsterdam Pharma Company N.V.

c/o Chief Accounting Officer

Gooimeer 2-35

1411 DC Naarden

The Netherlands

louise.kooij@NewAmsterdamPharma.com

Any Attendance Notice, proof of beneficial ownership or signed proxy received after the Cut-off Time may not be accepted. Persons with Meeting Rights, Beneficial Owners and proxyholders who have not complied with the procedures described above may be refused entry to the Annual General Meeting.

What am I voting on?

There are seven matters scheduled for a vote:

1.	Adoption of the Dutch statutory annual accounts for the fiscal year ended December 31, 2023 (“Proposal 1”);

2.	Discharge from liability for the Company’s directors with respect to the performance of their duties during the fiscal year ended December 31, 2023 (“Proposal 2”);

3.

Instruction to Deloitte Accountants B.V. as the Company’s external auditor of the Company’s Dutch statutory annual accounts and Dutch statutory board report for the fiscal year ending December 31, 2024 (“Proposal 3”);

4.

Ratification of the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 by the audit committee (the “Audit Committee”) of the Board of Directors (“Proposal 4”);

5.	Appointment of William H. Lewis as non-executive director of the Company (“Proposal 5”);

6.	Reappointment of Louis Lange, M.D., Ph.D. as non-executive director of the Company (“Proposal 6”); and

7.

Extension of authorization for the Board of Directors to acquire our ordinary shares, nominal value €0.12 per share (the “Ordinary Shares”), and depository receipts for Ordinary Shares in the Company’s capital (“Proposal 7”).

Who can vote at the Annual General Meeting?

Only shareholders of record at the close of business the Record Date will be entitled to vote at the Annual General Meeting.

Shareholders of Record: Persons with Meeting Rights may vote at the Annual General Meeting or by submitting a proxy before the Cut-Off Time.

Beneficial Owners: If on the Record Date, your Ordinary Shares were not registered in your name in the Registers, but instead held through a bank, broker, dealer or other financial institution, then you are a Beneficial Owner with shares held in “street name” and the proxy statement is being forwarded to you by that institution. The institution holding your shares is deemed to be the Person with Meeting Rights for purposes of the Annual General Meeting. In order to vote, Beneficial Owners must have the institution that holds their shares issue a proxy to them which confirms they are authorized to take part in and vote at the Annual General Meeting. Beneficial Owners are also entitled to direct their bank, broker, dealer or other financial institution regarding how to vote the shares in the account of the Beneficial Owner by following the voting instructions provided by such financial institution.

See the question titled “How do I Vote?” for a description of how you can vote the Ordinary Shares held of record in your name or which you beneficially own.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that you:

•	Vote your shares “FOR” Proposal 1

•	Vote your shares “FOR” Proposal 2

•	Vote your shares “FOR” Proposal 3

•	Vote your shares “FOR” Proposal 4

•	Vote your shares “FOR” Proposal 5

•	Vote your shares “FOR” Proposal 6

•	Vote your shares “FOR” Proposal 7

Will any other business be conducted at the Annual General Meeting?

There are no other matters that have been properly brought before the Annual General Meeting.

How do I vote?

With respect to all proposals, you may vote “For” or “Against,” or you may abstain from voting.

We encourage shareholders to submit their proxy before the Cut-off Time in order to vote their shares, regardless of whether they plan to attend the Annual General Meeting and vote in person.

Persons with Meeting Rights – If you are a Person with Meeting Rights, your Ordinary Shares are registered in your name you may vote by attending the meeting, by telephone, over the internet or by mail by following the directions included in the proxy card that you may request or that we may deliver to you. Your vote must be received before the Cut-off Time in order to be counted. Instructions on how you may vote are as follows:

•

Voting at the Annual General Meeting: Persons with Meeting Rights may vote by attending the Annual General Meeting in person or represented by proxy. See the question entitled “How do I attend the Annual General Meeting?” for more information on how to attend the Annual General Meeting to vote your shares.

•

Voting through the Internet: Persons with Meeting Rights may provide voting instructions through the internet before the Annual General Meeting. Go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the proxy card. Your voting instruction must be received by the Cut-off Time to be counted.

•

Voting by Telephone: Persons with Meetings Rights may provide voting instructions over the telephone from a location in the United States by dialing toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number from the proxy card. Your voting instruction must be received by the Cut-off Time to be counted.

•

Voting by Mail: Persons with Meetings Rights may provide voting instructions using a proxy card by simply completing, signing and dating the proxy card mailed to you and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual General Meeting, we will vote your shares as you direct. Your vote must be received by the Cut-off Time to be counted.

Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.

Beneficial Owners - If you are a Beneficial Owner with Ordinary Shares held in street name, you will receive instructions on how to vote from your bank, broker, dealer or other financial institution. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning Ordinary Shares through certain financial institutions. If your Ordinary Shares are held in street name and you would like to vote your shares in person at the Annual General Meeting, you should contact your bank, broker, dealer or other financial institution to obtain a legal proxy and deliver a valid Attendance Notice.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Ordinary Share you own as of the Record Date.

If I am a Person with Meeting Rights and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a Person with Meeting Rights and do not vote by submitting your proxy card, by telephone, by mail or e-mail, through the internet or by voting at the Annual General Meeting, your Ordinary Shares will not be voted. Such failure to vote will have no effect on the proposals, assuming a quorum is present, and will not count for purposes of determining whether a quorum is present or for the purpose of determining the number of votes cast.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your Ordinary Shares will be voted in accordance with the recommendations of the Board of Directors and you will be deemed to have instructed your Ordinary Shares to be voted accordingly.

If I am a Beneficial Owner of Ordinary Shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a Beneficial Owner and you do not instruct your bank, broker, dealer or other financial institution how to vote your Ordinary Shares, your bank, broker, dealer or other financial institution may still be able to vote your shares in its discretion on certain “routine” proposals. Brokers, banks and other securities intermediaries are subject to certain rules and may use their discretion to vote your “uninstructed” Ordinary Shares with respect to matters considered to be “routine,” in which case your shares will count for purposes of determining whether a quorum is present, but not with respect to “non-routine” matters. The Ordinary Shares not voted are referred to as “broker non-votes.” Proposals 2, 5 and 6 are considered to be “non-routine,” meaning that your bank, broker, dealer or other financial institution may not vote your shares on these proposals in the absence of your voting instructions. However, Proposals 1, 3, 4 and 7 are considered to be “routine” matters, meaning that if you do not return voting instructions to your bank, broker, dealer or other financial institution by its deadline, your Ordinary Shares may be voted by your bank, broker, dealer or other financial institution in its discretion on these proposals. Accordingly, if you own Ordinary Shares through a nominee, such as a bank, broker, dealer or other financial institution, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

If you are a Beneficial Owner, in order to ensure your Ordinary Shares are voted in the way you would prefer, you must provide voting instructions to your bank, broker, dealer or other financial institution by the deadline provided in the materials you receive from your bank, broker, dealer or other financial institution.

What are “broker non-votes”?

As discussed above, when a Beneficial Owner does not give voting instructions to his or her bank, broker, dealer or other financial institution holding his or her Ordinary Shares as to how to vote on matters deemed to be “non-routine,” the bank, broker, dealer or other financial institution cannot vote the shares with respect to such non-routine matters. These un-voted Ordinary Shares are counted as “broker non-votes.” Proposals 2, 5 and 6 are considered to be “non-routine” and therefore we expect broker non-votes to exist in connection with these proposals. We don’t expect any broker non-votes with respect to the routine proposals. Broker non-votes will have no effect on the non-routine proposals and do not count for purposes of determining whether a quorum is present or for the purpose of determining the number of votes cast.

What is an abstention and how will abstentions be treated?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Under Dutch law and the Company’s articles of association (the “articles of association”), Ordinary Shares abstaining from voting will not count as votes cast at the Annual General Meeting, but will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

How are proxies solicited for the Annual General Meeting?

We will pay the cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your Ordinary Shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your Ordinary Shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your submitted proxy and change your vote prior to the Cut-off Time:

•	by submitting a duly executed proxy bearing a later date; or

•	by granting a subsequent proxy through the Internet or telephone.

Your most recent proxy card or telephone or Internet proxy is the one that will be counted. You may also attend the Annual General Meeting in person and revoke your proxy at the meeting or grant a separate proxy in writing to a representative who may attend the Annual General Meeting in person and revoke your prior proxy at the meeting on your behalf, provided in each case that you submit an Attendance Notice to the Company no later than the Cut-Off Time in accordance with the procedures outlined in the proxy statement.

If your Ordinary Shares are held by your bank, broker, dealer or other financial institution as a nominee, you should follow the instructions provided by such bank, broker, dealer or other financial institution to change or revoke an earlier instruction.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable (1)

2	Affirmative vote of a simple majority of the valid votes cast.	No effect	No effect

3	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable (1)

4	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable (1)

5	Nominee will be appointed to the Board of Directors unless a two-thirds majority of the votes cast at the Annual General Meeting, which votes must represent more than one-half of the issued and outstanding share capital, are cast “Against” appointing the director nominee.	No effect	No effect

6	Nominee will be appointed to the Board of Directors unless a two-thirds majority of the votes cast at the Annual General Meeting, which votes must represent more than one-half of the issued and outstanding share capital, are cast “Against” appointing the director nominee.	No effect	No effect

7	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable (1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your bank, broker, dealer or other financial institution that holds your shares, your bank, broker, dealer or other financial institution has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum must be present at the Annual General Meeting for any voting item to be voted on. At the Annual General Meeting, at least one-third of the Company’s issued and outstanding Ordinary Shares must be represented in order to constitute a quorum. On the Record Date, there were       Ordinary Shares outstanding and entitled to vote. Thus, the holders of       Ordinary Shares must be deemed present in person or represented by proxy at the Annual General Meeting to have a quorum.

Your Ordinary Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, broker, dealer or other financial institution) or if you are present or represented in person at the Annual General Meeting. Abstentions will be counted towards the quorum requirement.

How are votes counted?

Broadridge Financial Solutions (“Broadridge”) will tabulate the votes submitted by proxy prior to the Cut-off Time as described in this proxy statement. NautaDutilh N.V., our Dutch legal counsel, will tabulate the votes validly cast at the Annual General Meeting by those present at the meeting, if any. These tabulations will be provided to the Company.

How can I find out the results of the voting at the Annual General Meeting?

Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual General Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSALS

Proposal 1

Adoption of Dutch Statutory Annual Accounts for the Fiscal Year Ended December 31, 2023

At the Annual General Meeting, as required under Dutch law, our shareholders will be asked to adopt our Dutch statutory annual accounts for the fiscal year ended December 31, 2023, which are comprised of our company annual accounts and consolidated annual accounts, with explanatory note to those accounts. Our Dutch statutory consolidated annual accounts are prepared in accordance with International Financial Reporting Standards as adopted by the European Union.

A copy of our Dutch statutory annual accounts over the fiscal year ended December 31, 2023 has been made available on our website at https://www.newamsterdampharma.com/ and at the Company’s office address.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the adoption of our Dutch statutory annual accounts for the fiscal year ended December 31, 2023.

Proposal 2

Discharge from Liability for the Company’s Directors with respect to the performance of their duties during the fiscal year ended December 31, 2023

As is customary for companies organized under Dutch law, at the Annual General Meeting, our shareholders will be asked to release each member of the Board of Directors in office during the fiscal year ended December 31, 2023 from liability with respect to the exercise of their respective duties during that year.

The scope of this release from liability extends to the exercise of the respective duties of the Board of Directors members insofar as these are reflected in our Dutch statutory annual report for the fiscal year ended December 31, 2023, our Dutch statutory annual accounts for the fiscal year ended December 31, 2023 or in our other public disclosures.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the discharge from liability for each member of the Board of Directors with respect to the performance of their duties during the fiscal year ended December 31, 2023.

Proposal 3

Instruction to Deloitte Accountants B.V. as the external auditor of our Dutch statutory annual accounts and Dutch statutory annual report for the fiscal year ending December 31, 2024

In accordance with Dutch law and our articles of association, the Board of Directors has, upon the recommendation of our Audit Committee, nominated Deloitte Accountants B.V. to be instructed to serve as the external auditor of our Dutch statutory annual accounts and our Dutch statutory board report to be prepared for the fiscal year ending December 31, 2024. At the Annual General Meeting, our shareholders will be asked to instruct Deloitte Accountants B.V. as external auditor for that purpose.

Deloitte Accountants B.V. has acted as the auditor of our Dutch statutory annual accounts and our Dutch statutory board report since our inception. Representatives of Deloitte Accountants B.V. will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the instruction of Deloitte Accountants B.V. as the external auditor of our Dutch statutory annual accounts and Dutch statutory board report for the fiscal year ending December 31, 2024.

Proposal 4

Ratifying the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company

The Audit Committee has selected Deloitte Accountants B.V. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte Accountants B.V. has audited our financial statements since our inception. A representative of Deloitte Accountants B.V. is expected to attend the Annual General Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from shareholders.

If our shareholders do not ratify the appointment, the Audit Committee, in its discretion, may reconsider its selection of Deloitte Accountants B.V. Notwithstanding the proposed ratification of the Audit Committee’s selection of Deloitte Accountants B.V., the Audit Committee, in its discretion, may direct the appointment of a new registered independent public accounting firm at any time during the year without notice to, or the consent of, shareholders, if the Audit Committee determines that doing so is in the best interest of the Company and its shareholders.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Deloitte Accounts B.V. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed by Deloitte Accountants B.V. for the years ended December 31, 2023 and 2022.

	For the Years Ended December 31,
	2023	2022
	($ in thousands)
Audit Fees	1,525	2,027
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	1,525	2,027

Audit fees include the standard audit work performed each fiscal year necessary to allow the auditor to issue an opinion on our financial statements and to issue an opinion on the local statutory financial statements. Audit fees also include services such as reviews of quarterly financial results and review of securities offering documents.

Audit-related fees consisted of fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements or for services that were traditionally performed by the external auditor.

Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

The Audit Committee evaluates the qualifications, independence and performance of the independent auditor as well as pre-approves and reviews the engagement and the provision of all audit and non-audit services to be performed by the independent auditor. In accordance with this policy, all services performed by and fees paid to Deloitte Accountants B.V. were pre-approved by the Audit Committee.

Proposal 5

Appointment of William H. Lewis as a Non-Executive Director of the Company

Nomination of William Lewis

At the recommendation of the Company’s nomination and corporate governance committee (the “Nomination and Corporate Governance Committee”), the Board of Directors has made a binding nomination to appoint William H. Lewis as non-executive director of the Company for a period of four years, ending at the close of the annual general meeting of shareholders of the Company to be held in 2028. If elected, Mr. Lewis would hold office until the close of the 2028 annual general meeting of shareholders, or, if sooner, until his earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. Mr. Lewis currently serves on the Board of Directors as a temporary non-executive director and was initially appointed by the Board of Directors to fill a vacancy in January 2024. Mr. Lewis has agreed to be named in this proxy statement and to serve as a director if elected.

Set forth below is information regarding the director nominee as of April 15, 2024:

Name	Positions and Offices Held	Year First Became a Director	Age
Non-Executive Director
William H. Lewis, J.D., M.B.A.	Director	2024	55

A brief summary of the business experience of our director nominees can be found in the section titled “Current Directors, Director Nominees and Executive Officers.”

Vote Required

The proposal to appoint Mr. Lewis as non-executive director is based on a binding nomination proposed by the Board of Directors. Consequently, Mr. Lewis shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless two-thirds of the votes cast in respect of this proposal at the Annual General Meeting, which votes must represent more than half of the Company’s issued share capital, are cast against the nominee. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the appointment of William H. Lewis as a non-executive director of the Company to hold office until the close of the 2028 annual meeting of shareholders.

Proposal 6

Reappointment of Louis Lange as Non-Executive Director of the Company

Nomination of Louis Lange, M.D., Ph.D.

At the recommendation of the Nomination and Corporate Governance Committee, the Board of Directors has made a binding nomination to re-appoint Louis Lange as non-executive director of the Company for a period of four years, ending at the close of the annual general meeting of shareholders of the Company to be held in 2028. If elected, Dr. Lange would hold office until the close of the 2028 annual general meeting of shareholders, or, if sooner, until his earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. Lange currently serves on the Board of Directors and has agreed to be named in this proxy statement and to serve as a director if elected.

Set forth below is information regarding the director nominee as of April 15, 2024:

Name	Positions and Offices Held	Year First Became a Director	Age
Non-Executive Director
Louis Lange, M.D., Ph.D.	Director	2022	75

A brief summary of the business experience of our director nominees can be found in the section titled “Current Directors, Director Nominees and Executive Officers.”

Vote Required

The proposal to reappoint Dr. Lange as non-executive director is based on a binding nomination proposed by the Board of Directors. Consequently, Dr. Lange shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless two-thirds of the votes cast in respect of this proposal at the Annual General Meeting, which votes must represent more than half of the Company’s issued share capital, are cast against the nominee. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the reappointment of Louis Lange as non-executive director of the Company to hold office until the end of the 2028 annual meeting of shareholders.

Proposal 7

Extension of Authorization for the Board of Directors to Acquire Ordinary Shares and Depository Receipts for Ordinary Shares in the Company’s Capital

The Board of Directors has been authorized for a period of 18 months following June 20, 2023, to resolve for the Company to acquire fully paid-up Ordinary Shares in the Company’s capital (and depository receipts for such Ordinary Shares), by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price which is higher than nil and does not exceed 110% of the average market price of the Ordinary Shares on the Nasdaq Stock Market (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by the Company), up to 10% of the Company’s issued share capital (determined as of the close of business on June 20, 2023).

It is proposed that this authorization be further renewed for a period of, and effectively extended to expire, 18 months following the date of the Annual General Meeting, provided that the authorization shall be limited to 10% of the Company’s issued share capital determined as of the close of business on the date of the Annual General Meeting.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the extension of authorization for the Board of Directors to acquire Ordinary Shares and depository receipts for Ordinary Shares in the Company’s capital.

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Future Shareholder Proposals under SEC Rules

For a proposal to be considered for inclusion in our proxy materials for presentation at the 2025 annual general meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must comply with the requirements of Rule 14a-8 and be received by our Chief Accounting Officer at our principal executive offices at Gooimeer 2-35, 1411 DC Naarden, The Netherlands, by no later than     , 2024 (120 days before the anniversary date of the release of this proxy statement to shareholders), unless the date of the 2025 annual general meeting of shareholders is changed by more than 30 days from the one-year anniversary of the Annual General Meeting, in which case the deadline will be a reasonable time before we begin to distribute the proxy materials for the 2025 annual general meeting of shareholders.

Rule 14a-4 under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify us at least 45 days prior to the one-year anniversary of the day of mailing of the prior year’s proxy statement, management proxyholders will be allowed to use their discretionary voting authority as to whether the proposal is raised at the annual general meeting, without any discussion of the matter. If a shareholder wishes to bring a matter before the shareholders at the 2025 annual general meeting of shareholders but does not notify us before     , 2025 (or a reasonable time before we begin to distribute the proxy materials for the 2025 annual general meeting of shareholders if the date of the 2025 annual general meeting of shareholders is changed by more than 30 days from the one-year anniversary of this year’s annual general meeting), for all proxies we receive, the management proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the shareholder’s proposal.

Future Shareholder Proposals under Dutch law

Under Dutch law and the articles of association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2025 annual general meeting of shareholders, irrespective of whether they intend to have the proposal included in our proxy materials, the shareholder must fulfill the requirements set forth in Dutch law and the articles of association, including satisfying both of the following criteria:

•

The Company must receive the proposed agenda item (supported by reasons) or proposed resolution in writing no later than 60 days before the date of the 2025 annual general meeting of shareholders (which date has not yet been declared by the Board of Directors); and

•	the number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution must equal at least 3% of the Company’s issued share capital.

In response to a proposed agenda item or a proposed resolution referred to above, the Board of Directors can invoke a response period of up to 180 days as provided for by the Dutch Corporate Governance Code or a cooling-off period of up to 250 days as provided for by Dutch law.

All notices of proposals by shareholders, whether or not requested for inclusion in the Company’s proxy materials, should be sent to our principal executive offices, attention to our Chief Accounting Officer.

In addition to satisfying the foregoing requirements under Dutch law and our articles of association, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide the Company prior written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2025 (unless the date of 2025 annual general meeting of shareholders is changed by more than 30 days from the one-year anniversary of this year’s Annual General Meeting, in which case the deadline to deliver the notice will be the later of (i) 60 calendar days prior to the date of the annual meeting and (ii) the 10th calendar day following the day on which we first make a public announcement of the date of the annual meeting).

CURRENT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The Board of Directors

Set forth below are the names and certain information about each of our directors as of April 15, 2024. The information presented includes each director’s age, term and principal occupation. Biographical information for each director, including the director nominees, is included below the table.

Name	Positions and Offices Held	Year in which Term Expires	Age
Executive Director
Michael Davidson, M.D.	Chief Executive Officer, Director	2025	67
Non-Executive Directors
John Kastelein, M.D., Ph.D. FESC	Chief Scientific Officer, Director	2027	70
William H. Lewis, J.D., M.B.A.	Chair, Director	2024	55
Nicholas S. Downing, M.D.	Director	2027	39
Louis Lange, M.D., Ph.D.	Director	2024	75
Sander Slootweg	Director	2027	55
John W. Smither	Director	2026	71
James N. Topper, M.D., Ph.D.	Director	2025	62
Janneke van der Kamp	Director	2026	49

Executive Director

Dr. Michael Davidson. Michael Davidson, M.D., has served as our Chief Executive Officer and member of the Board of Directors since November 2022, previously serving as Chief Executive Officer and executive director of our predecessor, NewAmsterdam Pharma Holding B.V. from August 2020 through the closing of the Business Combination (as defined below) in November 2022. Prior to joining NewAmsterdam Pharma, Dr. Davidson was the founder and Chief Executive Officer of Corvidia Therapeutics, Inc. from January 2016 until April 2018 and the Chief Science/Medical Officer from April 2018 until July 2020, when Corvidia was acquired by Novo Nordisk A/S for up to $2.1 billion. Dr. Davidson, who is a leading expert in the field of lipidology and was named in The Best Doctors in America for the past 15 years, is also currently a professor of medicine and director of the lipid clinic at the University of Chicago. Dr. Davidson co-founded and served as the Chief Medical Officer of Omthera Pharmaceuticals, Inc. in 2008, which was later acquired by AstraZeneca Pharmaceuticals in 2013 for up to $443 million. His research background encompasses both pharmaceutical and nutritional clinical trials including extensive research on statins, novel lipid-lowering drugs, and omega-3 fatty acids. Dr. Davidson is board-certified in internal medicine, cardiology, and clinical lipidology and served as President of the National Lipid Association from 2010 to 2011. Dr. Davidson currently serves on the board of directors of Tenax Therapeutics, Inc. (Nasdaq: TENX) and Silence Therapeutics plc (Nasdaq: SLN). Dr. Davidson also serves on the boards of two private biotechnology companies, Sonothera and NanoPhoria Bioscience. Dr. Davidson received his B.A. and M.S. from Northwestern University and his M.D. from The Ohio State University School of Medicine.

We believe Dr. Davidson’s extensive experience in the field of cardiology and his prior management experience provide him the qualifications and skills to serve on the Board of Directors.

Non-Executive Directors

Dr. John Kastelein. John Kastelein, M.D., Ph. D. FESC, has served as our Chief Scientific Officer and member of the Board of Directors since November 2022, previously serving as co-founder, Chief Scientific Officer and executive director of our predecessor, NewAmsterdam Pharma Holding B.V. from August 2020 through the closing of the Business Combination in November 2022. Dr. Kastelein has also served as the chief executive officer of Vascular Research Network Inc. (“VRN”) since January 2013 and as the Chief Medical Officer of Staten Biotechnology B.V. since January 2018. Dr. Kastelein also serves as emeritus professor of medicine and was the chair of the department of vascular medicine at the Academic Medical Center of the University of Amsterdam. He serves on the advisory board of the Dutch Atherosclerosis Society. In 2011 he received the ZonMw Pearl for his research in the field of gene therapy. Dr. Kastelein also serves on the board of directors of North Sea Therapeutics Inc., Vascular Research Network and Oxitope Pharma Inc. Dr. Kastelein also serves as an advisor to a number of biotech and pharmaceutical companies. Dr. Kastelein was awarded a doctorate in medicine (with honors) from the University of Amsterdam, trained in internal medicine at the Academic Medical Center of the University of Amsterdam, and trained in lipidology and molecular biology at the University of British Columbia in Vancouver. Dr. Kastelein published his first clinical research on CETP-inhibition in the New England Journal of Medicine in 1997.

We believe Dr. Kastelein’s deep scientific and medical knowledge about NewAmsterdam Pharma’s product candidate and his experience in senior management, provide Dr. Kastelein with the qualifications and skills to serve on the Board of Directors.

William H. Lewis, J.D., M.B.A. William H. Lewis has served as a member of the Board of Directors and Chair since January 2024. Mr. Lewis has more than 30 years of executive experience in the pharmaceutical and finance industries both in the U.S. and internationally. Mr. Lewis has served as President, Chief Executive Officer and director at Insmed Incorporated (“Insmed”) since 2012 and has served as Chair of Insmed’s board of directors since November 2018. Prior to joining Insmed in 2012, Mr. Lewis served as Co-Founder, President, and Chief Financial Officer of Aegerion Pharmaceuticals, Inc. from 2005 until 2011. Prior to Mr. Lewis’ time at Aegerion, he spent approximately 10 years working in investment banking in the U.S. and Europe. He also previously worked for the U.S. government. Mr. Lewis holds a J.D. with Honors and an M.B.A., both from Case Western Reserve University, and a B.A., cum laude, from Oberlin College. He is a member of the Board of Trustees of Case Western Reserve University and of BioNJ, the life sciences association for New Jersey.

We believe that Mr. Lewis’ significant experience as a public company executive in the life sciences industry and his other professional experience in the finance industry provide him the qualifications and skills to serve on the Board of Directors.

Dr. Nicholas S. Downing. Nicholas S. Downing, M.D., has served as a member of the Board of Directors since November 2022. Dr. Downing serves as a Managing Director of Bain Capital Life Sciences, L.P., a private equity fund that invests in biopharmaceutical, specialty pharmaceutical, medical device, diagnostics and enabling life science technology companies globally, which he joined in 2018. Prior to joining Bain Capital, Dr. Downing was a resident physician at the Brigham and Women’s Hospital in Boston, where he cared for patients on the inpatient medical service and in the outpatient clinic. Throughout his medical career, Dr. Downing has been an active health policy researcher and is the author of more than 40 articles in peer-reviewed scientific literature. Prior to his medical career, Dr. Downing was a consultant at McKinsey and Company where he worked with clients in the pharmaceutical, hospital and financial services industries on a wide range of strategic problems. Dr. Downing graduated from Harvard College magna cum laude with a degree in chemistry. He received an M.D. cum laude from Yale University School of Medicine.

We believe that Dr. Downing’s medical experience, as well as his experience investing and serving on the boards of life science companies provide Dr. Downing with the qualifications and skills to serve on the Board of Directors.

Dr. Louis Lange. Louis Lange, M.D., Ph.D., has served as a member of the Board of Directors since November 2022, previously serving as a member of the board of directors of our predecessor, NewAmsterdam Pharma Holding B.V. from 2021 through the closing of the Business Combination in November 2022. Dr. Lange

previously served as the chief of cardiology and a professor of medicine at the Washington University School of Medicine and was one of the early academicians in molecular cardiology. Dr. Lange founded and served as the chief executive officer and chairman of CV Therapeutics, Inc. (Nasdaq: CVTX) from 1990 until 2019, and as a senior advisor to Gilead Sciences, Inc. from 2009 until 2019, following its acquisition of CV Therapeutics. Dr. Lange currently serves as a general partner with Asset Management Ventures. Dr. Lange also serves on the board of directors of Stealth Biotherapeutics Corp. (private), Amygdala Neurosciences, Inc. and Recardia, Inc. Dr. Lange previously served on the board of directors of Audentes Therapeutics, Inc. (sold to Astellas Pharma Inc.), CymaBay Therapeutics (announced acquisition by Gilead), BioPlus Acquisition Corp. (Nasdaq: BIOS) and Epiphany Tech Acquisition Corp., (Nasdaq: EPHY). Dr. Lange has a Bachelor’s degree from the University of Rochester, an M.D. from Harvard University and a Ph.D. in Biological Chemistry, also from Harvard University.

We believe that Dr. Lange’s board experience, medical background and experience as a public company officer, provide Dr. Lange with the qualifications and skills to serve on the Board of Directors.

Sander Slootweg. Sander Slootweg has served as a member of the Board of Directors since November 2022, previously serving as a member of the board of directors of our predecessor, NewAmsterdam Pharma Holding B.V. from 2020 through the closing of the Business Combination in November 2022. Mr. Slootweg co-founded Forbion and has served as managing partner since 2006. Mr. Slootweg currently serves on the boards of several of Forbion’s portfolio companies including, Replimune Group Inc., NorthSea Therapeutics B.V., Azafaros B.V., Xention, Oxyrane Belgium NV and Forbion European Acquisition Corporation (Nasdaq: FRBN). Mr. Slootweg was responsible for several substantial exits: Forbion’s major position in Argenx SE (Nasdaq: ARGX), Dezima’s acquisition by Amgen in 2015 for up to $1.55 billion and the sale of Biovex Group, Inc. to Amgen in 2011 for up to $1 billion. Mr. Slootweg has previously served on the boards of Pulmagen Therapeutics, Fovea Pharmaceuticals SA (sold to Sanofi-aventis in 2009), uniQure N.V. (IPO on Nasdaq in 2014), Argenta Limited (sold to Galapagos NV in 2010), Alantos Pharmaceuticals, Inc. (sold to Amgen in 2007), Impella CardioSystems AG (sold to Abiomed Inc. in 2005), Pieris Pharmaceuticals, Inc. (IPO on Nasdaq in 2015). Before co-founding Forbion, Mr. Slootweg was an investment director at ABN AMRO Capital Life Sciences. Mr. Slootweg holds degrees in business and financial economics from the Free University of Amsterdam and business administration from Nijenrode University, The Netherlands.

We believe that Mr. Slootweg’s experience investing in and serving on multiple boards of life science companies, provide Mr. Slootweg with the qualifications and skills to serve on the Board of Directors.

John W. Smither. John Smither has served as a member of the Board of Directors since January 2023. Mr. Smither previously served as the Chief Financial Officer of Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) from May 2019 until March 2021, and again as Interim Chief Financial Officer from September 2023 to the present, and the Chief Financial Officer of Sienna Biopharmaceuticals, Inc. (Nasdaq: SNNA) from April 2018 until March 2019. Mr. Smither also served as the interim Chief Financial Officer at Kite Pharma (a Gilead Sciences, Inc. company) from October 2017 until April 2018 during its integration with Gilead. Mr. Smither presently serves on the board of directors of Genelux serving as chair of its compensation committee and as a member of its audit committee. Mr. Smither also served on the board of directors and audit committee chair of eFFECTOR Therapeutics, Inc. (Nasdaq: EFTR) from March 2018 to September 2023 and Applied Molecular Transport, Inc. (Nasdaq: AMTI) from January 2022 to December 2023. Mr. Smither also served as a member of the nomination and corporate governance committee of eFFECTOR Therapeutics and the compensation committee of Applied Molecular Transport. Mr. Smither previously served on the board of directors of Achaogen, Inc. and Principia Biopharma Inc and as the chair of their audit committees. Mr. Smither also has 15 years’ experience as a practicing CPA (inactive), including time spent as an audit partner with Ernst & Young LLP.

We believe that Mr. Smither’s experience as the Chief Financial Officer for a number of public companies and his experience serving on the board of directors and audit committees of other public life science companies provide Mr. Smither with the qualifications and skills to serve on the Board of Directors.

Dr. James N. Topper. James N. Topper, M.D., Ph.D. has served as a member of the Board of Directors since November 2022. Dr. Topper previously served as Frazier Lifesciences Acquisition Corporation’s (“FLAC”) Chief Executive Officer and Chairman of the FLAC Board of Directors from October 2020 until November 2022. Dr. Topper currently serves as a Managing Partner of Frazier Life Sciences (“Frazier”). He joined Frazier in 2003 and opened Frazier’s Menlo Park office in the same year. Throughout his tenure as a Managing Partner, Dr. Topper has invested across over 35 companies encompassing a broad spectrum of life science and biopharmaceutical companies. Dr. Topper has led and served as a board member for many of Frazier’s successful life sciences investments, including Acerta Pharma BV (sold to AstraZeneca), Amunix Pharmaceuticals, Inc. (sold to Sanofi), Aptinyx Inc. (Nasdaq: APTX), Calistoga Pharmaceuticals, Inc. (co-founder, sold to Gilead Sciences), Entasis Therapeutics Holdings Inc. (sold to Innoviva), Frazier Lifesciences Acquisition Corporation, Mavupharma (sold to AbbVie), Rempex (sold to The Medicines Company), Incline (co-founder, sold to The Medicines Company), Alnara (sold to Lilly), Portola, Inc. (co-founder, Nasdaq: PTLA), Phathom Pharmaceuticals Inc. (Nasdaq: PHAT), CoTherix, Inc (sold to Actelion), and Threshold Pharmaceutical, Inc. (Nasdaq: THLD). He currently represents Frazier on the boards of Alpine Immune Sciences (Nasdaq: ALPN), Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), Lassen Therapeutics, Seraxis Holdings, Inc., Enlaza Therapeutics, Inc., Attovia Therapeutics, Inc., Architect Therapeutics and Serum Detect, Inc. In 2011 and 2016, Dr. Topper was named to the Midas List of leading venture capitalists, and in 2013, Dr. Topper was recognized by Forbes as a top ten healthcare investor. Dr. Topper received his M.D. and Ph.D. in Biophysics from Stanford and his B.S. from the University of Michigan.

We believe that Dr. Topper’s experience overseeing Frazier’s investments in biotechnology, his experience in senior management positions and his significant knowledge of industry, medical and scientific matters, provide Dr. Topper with the qualifications and skills to serve on the Board of Directors.

Janneke van der Kamp. Janneke van der Kamp has served as a member of the Board of Directors since April 2023. Ms. van der Kamp currently serves as the Chief Commercial Officer of Grünenthal and previously spent two decades in roles of increasing responsibility at Novartis, ultimately serving on the Pharma Executive Committee as Global Head of Product & Portfolio Strategy and then Head of Pharma Region Europe from January 2017 until January 2022. While at Novartis, Ms. van der Kamp supported the launch of Novartis’ key cardiovascular disease medicines, as well as the company’s efforts in immunology, dermatology, neuroscience, ophthalmology, and respiratory disease. Ms. van der Kamp received her M.S. in chemistry from Utrecht University and M.B.A. from INSEAD.

We believe that Ms. van der Kamp’s operational experience in the pharmaceutical industry and business development experience provide Ms. van der Kamp that qualifications and skills to serve on the Board of Directors.

Arrangements and Understandings

Drs. Topper and Downing were designated to serve on the Board of Directors by Frazier Lifesciences, and Dr. Davidson, Dr. Kastelein, Dr. Lange and Mr. Slootweg were initially designated by NewAmsterdam Pharma pursuant to the terms of the Business Combination Agreement (as defined below). See the section entitled “Corporate Governance” for more information.

Our Executive Officers

The following table sets forth certain information concerning our executive officers as of April 15, 2024.

Name	Position(s)	Age
Michael Davidson, M.D.	Chief Executive Officer	67
Juliette Audet	Chief Business Officer	38
William “BJ” Jones	Chief Commercial Officer	60
John Kastelein, M.D., Ph.D. FESC	Chief Scientific Officer	70
Douglas Kling	Chief Operating Officer	51
Louise Kooij	Chief Accounting Officer	48
Ian Somaiya	Chief Financial Officer	50

Dr. Michael Davidson. Dr. Davidson’s biography is included in the section above titled “—The Board of Directors.”

Juliette Audet. Juliette Audet has served as the Company’s Chief Business Officer since April 2024. Ms. Audet previously served as a member of the Board of Directors from November 2022 until August 2024 and served on the board of directors of our predecessor, NewAmsterdam Pharma Holding B.V. from 2020 through the closing of the Business Combination in November 2022. Prior to joining NewAmsterdam Pharma, Ms. Audet was a partner at Forbion from January 2021 until March 2024 and before that, a principal at Forbion from October 2019 until December 2020. Prior to joining Forbion, Ms. Audet was a Principal at Novartis Venture Fund based in Cambridge, Massachusetts from January 2018 until July 2019. Ms. Audet received an M.B.A., with distinction, from Harvard Business School and her M.Sc in physics from EPFL (Lausanne, Swiss Federal Institute of Technology).

William “BJ” Jones. BJ Jones joined the Company in August 2023 as its Chief Commercial Officer where he is responsible for building and leading all commercial and medical affairs functions, including marketing, market access, sales, medical science engagement and enterprise operations. Prior to joining NewAmsterdam Pharma, Mr. Jones most recently served as Chief Commercial Officer, Migraine and Common Diseases of Biohaven Pharmaceuticals Holding Company Ltd., a biopharmaceutical company, from April 2019 to December 2022, where he was responsible for building the company’s commercial capability and launching its first FDA-approved product (Nurtec ODT), including through Biohaven’s acquisition by Pfizer in October 2022. Prior to Biohaven Pharmaceuticals, Mr. Jones served as Vice President, Head of Sales and Commercial Operations for the general medicine business unit of Takeda Pharmaceutical Company Limited (NYSE: TAK), a pharmaceutical company, from January 2016 to March 2019. Mr. Jones currently serves on the board of directors of Akili, Inc. (Nasdaq: AKLI), a digital medicine company, and Apogee Therapeutics, Inc. (Nasdaq: APGE), a biopharmaceutical company. Mr. Jones received a B.S. in human factors engineering from the U.S. Air Force Academy, an M.S. in industrial engineering from Texas A&M University and an M.B.A. from the Stanford University Graduate School of Business.

Dr. John Kastelein. Dr. Kastelein’s biography is included in the section above titled “—The Board of Directors.”

Douglas Kling. Douglas Kling joined the Company in March 2021 as its Chief Operating Officer. Prior to joining NewAmsterdam Pharma, Mr. Kling served as the Senior Vice President of Clinical Development at Corvidia Therapeutics, Inc. from December 2017 until February 2021. From March 2015 until November 2017, Mr. Kling served as the Senior Vice President, Clinical Development at Matinas BioPharma Holdings, Inc. Mr. Kling earned a B.S. from Duke University and an M.B.A. from Rutgers Business School.

Louise Kooij. Louise Kooij joined the Company as its Chief Financial Officer in May 2020. In January 2023, Ms. Kooij was appointed as the Company’s Chief Accounting Officer and served in that role until March 2023 when she was appointed Interim Chief Financial Officer. In October 2023, Ms. Kooij was appointed as the Company’s Chief Accounting Officer. Ms. Kooij previously spent 14 years working in various finance roles at

Genzyme Europe B.V., a multinational biotechnology company. Since May 2020, Ms. Kooij has also served as an independent consultant in the role of chief financial officer to other private biotechnology start-ups. From January 2016 to April 2018, Ms. Kooij led Genzyme’s business operations team in Europe and from April 2018 until May 2020, served as the head of Genzyme’s rare disease unit in central and eastern Europe. Ms. Kooij received a master’s degree from Nyenrode Business University and her auditing degree from Hogeschool Markus Verbeek.

Ian Somaiya. Ian Somaiya joined the Company in October 2023 as its Chief Financial Officer. Mr. Somaiya has over 25 years of experience in finance and biotechnology. Most recently, Mr. Somaiya served as the Chief Financial and Business Officer at Elucida Oncology, Inc. from November 2021 until July 2023, were he was responsible for fundraising and overall corporate strategy. From April 2018 until November 2021, Mr. Somaiya served as the Chief Financial Officer of TCR2 Therapeutics, Inc. (“TCR2”) where he successfully navigated the company through its initial public offering and two follow-on equity financings, raising more than $350 million in the aggregate. During his tenure at TCR2, Mr. Somaiya led the company’s finance and public company reporting functions, as well as the business development and investor relations functions. Prior to joining TCR2, Mr. Somaiya spent over 20 years on Wall Street where he conducted extensive research on more than 100 biotechnology companies across diverse therapeutic areas, technology platforms and stages of development. Mr. Somaiya served as a Managing Director and Head of Biotechnology Research at BMO Capital Markets and served as a Managing Director and Equity Analyst at Nomura Securities Co. Ltd., Piper Jaffray Companies and Thomas Weisel Partners Group, Inc. Mr. Somaiya began his career as a research analyst at Morgan Stanley and Prudential Securities and was recognized as “Best on the Street” by the Wall Street Journal for his coverage on biotechnology in 2006, 2007 and 2008. Mr. Somaiya received a Bachelor of Arts degree in biology and neuroscience from New York university.

Family Relationships

There are no family relationships among any of our executive officers or directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($) (1)	Total ($)
Michael Davidson, M.D.	2023	569,000		313,000	4,923,558	5,832,558
Chief Executive Officer (2)
John Kastelein, M.D., Ph.D. FESC	2023	459,346	(3)	218,412	2,300,813	2,978,571
Chief Scientific Officer (4)
Ian Somaiya	2023	90,576		40,000	3,422,493	3,553,069
Chief Financial Officer (5)

(1)

Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used to calculate grant date fair value.

(2)

In addition to serving as the Chief Executive Officer, Dr. Davidson serves as a member of the Board of Directors. Dr. Davidson receives additional compensation in the amount of €3,600 annually for such service.

(3)	In addition to serving as the Chief Executive Officer, Dr. Kastelein serves as a member of the Board of Directors. Dr. Kastelein does not receive additional compensation for such service.
(4)

Dr. Kastelein is paid his salary and bonus in Euros. The table above presents Dr. Kastelein’s compensation converted into USD at a rate of $1.0812 per Euro, which was the average exchange rate as published by the European Central Bank for 2023.

(5)	Mr. Somaiya joined the Company as Chief Financial Officer in October 2023 and his compensation included in the table above represents his pro rated cash compensation and initial equity award.

Narrative to the Summary Compensation Table

We maintain a compensation policy consistent with Dutch law. Our compensation policy was adopted by the shareholders prior to the closing of the Business Combination. Changes to the compensation policy will require a vote of the shareholders by simple majority of votes cast. The Board of Directors and its compensation committee (the “Compensation Committee”) determine the compensation of individual executive officers with due observance of the compensation policy to the extent applicable.

Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2023 base salaries for our named executive officers are set forth in the table below, as well as the increased base salaries approved in December 2023.

Name	2023 Base Salary ($)		2024 Base Salary ($)	Percent Increase (%)
Michael Davidson, M.D.	$569,000		$621,300	9.2
John Kastelein, M.D., Ph.D. FESC (1)	$459,346		$485,507	5.7
Ian Somaiya	$90,576	(2)	$468,000	4.0

(1)

Dr. Kastelein is paid his salary and bonus in Euros. The table above presents Dr. Kastelein’s compensation converted into USD at a rate of $1.0812 per Euro, which was the average exchange rate as published by the European Central Bank for 2023.

(2)	Mr. Somaiya’s salary in 2023 was prorated to reflect the fact that he joined the Company as Chief Financial Officer in October 2023.

Equity Compensation

Stock Options

Our named executive officers have been granted options to purchase our Ordinary Shares. The options we have granted to our executive officers are typically subject to time-based vesting and either vest (i) as to 25% of the Ordinary Shares underlying the option on the first anniversary of the grant date and thereafter in substantially equal monthly installments for an additional three years or (ii) in substantially equal monthly installments over four years, in each case, provided the executive officer remains employed with us as of the applicable vesting dates. Vesting rights generally cease upon termination of employment and exercise rights cease shortly after termination, except that exercisability is extended in the case of death or disability. In the event of a change of control, the Compensation Committee will determine whether the equity incentive awards that replaced the existing options were of equivalent value, the options will be cancelled and holders will continue holding the awards for which the options were replaced. If outstanding options are not replaced by another form of equity incentive award, or are replaced by awards that the Compensation Committee determines are not of sufficient value, then vesting may be fully accelerated upon a change of control. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

Employment Agreements and Change of Control Agreements

We have the following employment agreements in place with our named executive officers.

Employment Agreement with Michael Davidson, M.D.

We entered into an employment agreement with Dr. Davidson, our Chief Executive Officer, on January 25, 2023 (the “Davidson Agreement”). Pursuant to the Davidson Agreement, Dr. Davidson is entitled to an annual base salary of $569,000, subject to change as determined by the Company and the Compensation Committee. Dr. Davidson is eligible to receive an annual performance bonus in cash targeted at 50% of his base salary, at our discretion and subject to Dr. Davidson’s continued employment through the payment date of such bonus. In the event Dr. Davidson’s employment is terminated by the Company without Cause (as defined in the Davidson Agreement) or by him for Good Reason (as defined in the Davidson Agreement), we would be required, subject to customary conditions, to pay Dr. Davidson, in addition to certain Accrued Obligations (as defined in the Davidson Agreement), an amount equal to 12 months of his base salary, any bonus earned or payable and a prorated bonus for the calendar year in which the termination occurred, and premium reimbursement equal to the monthly employer contribution that the Company would have made to provide health coverage under the Consolidated Omnibus Budget Reconciliation Act for a maximum of 12 months (“COBRA Premium Reimbursement”). Dr. Davidson will receive only the Accrued Obligations and not be eligible for further compensation if his employment ends for reasons other than termination by the Company without Cause or termination by him for Good Reason.

Dr. Davidson is also eligible to participate in our equity incentive plans, including the Company’s long-term incentive plan (the “LTIP”), and other employee benefits and insurance programs generally made available to our full-time U.S.-based executives.

In the event Dr. Davidson’s employment is terminated by the Company without Cause or by Dr. Davidson for Good Reason (if termination is requested by a third party) within three months prior to a Change in Control (as defined in the Davidson Agreement) or during the 12 months following such Change in Control, Dr. Davidson will be entitled to receive the severance payments and benefits described above. In addition, all of Dr. Davidson’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.

Dr. Davidson is also party to a Confidentiality and Assignment of Inventions Agreement, which includes certain customary non-competition, non-solicitation, confidentiality and assignment of inventions obligations in favor of the Company.

Employment of Agreement with John Kastelein, M.D., Ph.D. FESC.

We entered into an employment agreement with Dr. Kastelein, our Chief Scientific Officer, dated November 18, 2022 (the “Kastelein Agreement”). Pursuant to the Kastelein Agreement, Dr. Kastelein is entitled to an annual base salary of approximately $425,000. Dr. Kastelein is eligible to receive an annual performance bonus in cash targeted at 40% of his base salary, at our discretion and subject to Dr. Kastelein’s continued employment through the payment date of such bonus. In the event Dr. Kastelein’s employment is terminated by the Company without Cause (as defined in the Kastelein Agreement), we would be required, subject to customary conditions, to pay Dr. Kastelein an amount equal to 12 months of his base salary.

Dr. Kastelein is also eligible to participate in our equity incentive plans, including the LTIP, and other employee benefits and insurance programs offered by us.

In the event Dr. Kastelein’s employment is terminated by the Company without Cause or by Dr. Kastelein for Good Reason (if termination is requested by a third party) within three months prior to a Change in Control (as defined in the Kastelein Agreement) or during 12 months following such Change in Control, Dr. Kastelein will be entitled to receive the severance payments and benefits described above. In addition, all of Dr. Kastelein’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.

Dr. Kastelein is also party to a Confidentiality and Assignment of Inventions Agreement, which includes certain customary non-competition, non-solicitation, confidentiality and assignment of inventions obligations in favor of the Company.

Employment of Agreement with Ian Somaiya

We entered into an employment agreement with Mr. Somaiya, our Chief Financial Officer, dated October 6, 2023 (the “Somaiya Agreement”). Pursuant to the Somaiya Agreement, Mr. Somaiya is entitled to an annual base salary of $450,000, subject to change as determined by the Company and the Compensation Committee. Mr. Somaiya is eligible to receive an annual performance bonus in cash targeted at 45% of his base salary, at our discretion and subject to Mr. Somaiya’s continued employment through the payment date of such bonus. In the event Mr. Somaiya’s employment is terminated by the Company without Cause (as defined in the Somaiya Agreement) or by him for Good Reason (as defined in the Somaiya Agreement), we would be required, subject to customary conditions, to pay Mr. Somaiya, in addition to certain Accrued Obligations (as defined in the Somaiya Agreement), an amount equal to 12 months of his base salary, any bonus earned or payable and a prorated bonus for the calendar year in which the termination occurred, and COBRA Premium Reimbursement. Mr. Somaiya will receive only the Accrued Obligations and not be eligible for further compensation if his employment ends for reasons other than termination by the Company without Cause or termination by him for Good Reason.

The Somaiya Agreement provided for the initial grant of 824,697 options to purchase ordinary shares, with 25% vesting on the first anniversary of the grant date and with the remaining shares vesting in equal monthly installments thereafter for three years. Mr. Somaiya is also eligible to participate in our equity incentive plans, including the LTIP, and other employee benefits and insurance programs generally made available to our full-time U.S.-based executives.

In the event Mr. Somaiya’s employment is terminated by the Company without Cause or by Mr. Somaiya for Good Reason (if termination is requested by a third party) within three months prior to a Change in Control (as defined in the Somaiya Agreement) or during the 12 months following such Change in Control, Mr. Somaiya will be entitled to receive the severance payments and benefits described above. In addition, all of Mr. Somaiya’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.

Mr. Somaiya is also party to a Confidentiality and Assignment of Inventions Agreement, which includes certain customary non-competition, non-solicitation, confidentiality and assignment of inventions obligations in favor of the Company.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information regarding option awards held as of December 31, 2023 by our named executive officers.

		Option Awards
		Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($/Sh)		Option Expiration Date
Michael Davidson, M.D.	11/22/2022	824,398	164,869	1.28613	(1)	7/6/2031
	11/22/2022	660,985	1,779,553	10.00		11/22/2032
	1/1/2023	—	1,021,485	10.90		1/1/2033
John Kastelein, M.D., Ph.D. FESC	11/22/2022	1,153,616	18,286	1.28613	(1)	7/6/2031
	11/22/2022	263,185	708,541	10.00		11/22/2032
	1/1/2023	—	477,347	10.90		1/1/2033
Ian Somaiya	11/1/2023	—	824,697	9.26		11/1/2033

(1)

The exercise price of the option is Euro 1.16392 and has been converted into USD in the table above at a rate of $1.1050 per Euro, which was the exchange rate as of December 29, 2023 as published by European Central Bank.

Equity Incentive Plans

LTIP

We have established the LTIP, under which we may grant options, restricted shares, restricted share units, share appreciation rights and other equity and equity-based awards. As of December 31, 2023 the total number of Ordinary Shares underlying awards granted under the LTIP (other than awards granted as Earnout RSUs in accordance with the Business Combination Agreement or as replacement awards in connection with a merger or business combination) will not exceed 13,649,090; provided that the number of Ordinary Shares reserved for grant under the LTIP will increase annually on January 1 of each calendar year by 5% of the-then issued and outstanding Ordinary Shares or such lower number as may be determined by the Board of Directors.

The LTIP is administered by the Board of Directors and the Compensation Committee. The Board of Directors has delegated authority to grant awards under the LTIP to the Compensation Committee for awards to eligible participants not then serving on the Compensation Committee. The Board of Directors has also delegated the authority to grant awards under the LTIP to non-executive officers or directors to Dr. Davidson, who will determine when to grant equity awards and the terms of such awards. We may grant awards under the LTIP to our directors, employees, consultants or other advisors. The Board of Directors or the Compensation Committee may condition awards under the LTIP upon the achievement or satisfaction of performance criteria and/or continued service with the company and determines the vesting conditions for awards under the LTIP. The LTIP includes provisions for good leavers and bad leavers as well as for changes in control.

Rollover Option Plan

We also established a rollover option plan (the “Rollover Plan”) in connection with the closing of the Business Combination, under which we assumed the outstanding options of certain optionholders of NewAmsterdam Pharma Holding B.V. who held their options through entities in exchange for a grant of options to acquire Ordinary Shares. The total number of Ordinary Shares underlying the options covered by the Rollover Plan is 1,736,545. Any Ordinary Shares underlying options granted under the Rollover Plan that are forfeited, canceled or otherwise terminated will become available for issuance under the LTIP.

The Rollover Plan is administered by the Board of Directors and the Compensation Committee. The Rollover Plan includes provisions applicable in the event of a change of control.

Supplementary LTIP

We have also established our supplementary long-term incentive plan (the “Supplementary LTIP”), under which we may grant options, restricted shares, restricted share units, share appreciation rights and other equity and equity-based awards to our employees and consultants (but not our directors). The total number of Ordinary Shares underlying awards that may be granted under the Supplementary LTIP (other than awards granted as replacement awards in connection with a merger or business combination) will not exceed 1,040,233.

The Supplementary LTIP is administered by the Board of Directors and the Compensation Committee. The Board of Directors has delegated authority to grant awards under the Supplementary LTIP to the Compensation Committee for awards to anyone not then serving on the Compensation Committee. The Board of Directors has also delegated the authority to grant awards under the Supplementary LTIP to non-executive officers or directors to Dr. Davidson, who will determine when to grant equity awards and the terms of such awards. The awards issued under the Supplementary LTIP will have terms substantially similar to those issued under the LTIP. The Supplementary LTIP includes provisions applicable in the event of a change of control.

Limitation of Liability and Indemnification

Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Company and to third parties for infringement of the articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil, administrative and criminal liabilities. Subject to certain exceptions, the articles of association provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board of Directors. No indemnification under the articles of association will be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the articles of association, pursuant to an agreement between such indemnified person and us, which has been approved by us or pursuant to insurance taken out by us for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the articles of association, the Board of Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

We have also entered into indemnification agreements with each of our directors and executive officers providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

Role of our Compensation Committee, Management and Consultants

Compensation Committee

Our Compensation Committee is responsible for reviewing, evaluating, approving, administering and interpreting our executive compensation and benefits policies, programs and plans, including the LTIP, Rollover Plan and Supplementary LTIP. In particular, with respect to the compensation of our named executive officers, our Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation levels and performance goals relevant to the compensation of these officers, and for evaluating the officers’ performance in light of those goals and objectives, if any. The Board of Directors approved the Compensation Committee’s recommendations for the 2023 compensation of our named executive officers. The Compensation Committee may delegate its authority to a subcommittee or its chairperson.

Management

Our Chief Executive Officer works with our Compensation Committee and compensation consultants to design and develop our executive compensation programs for consideration by the Compensation Committee and ultimately, to implement the decisions of the Compensation Committee.

The Chief Executive Officer recommends to the Compensation Committee for its discussion and ultimately, approval, proposed compensation levels and structures, and provides input on the objectives of the compensation plan. For executives other than the Chief Executive Officer, the Compensation Committee will consider the individual performance of the executives, as assessed by the Chief Executive Officer, and the compensation recommendations submitted to the Compensation Committee by the Chief Executive Officer. The Board of Directors has delegated to Dr. Davidson the authority to grant awards under the LTIP and Supplementary LTIP to any eligible individual other than our directors or executive officers.

Consultants

In 2023, the Compensation Committee engaged an independent external consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), to advise on overall compensation matters for all employees, including our named executive officers, and non-employee members of our Board of Directors. As part of its duties, Aon provided the Compensation Committee with the following services:

•	recommendations on overall compensation program design;

•	guidance on our compensation philosophy and policies;

•	provision of market data for analysis and design of the compensation levels of our executive officers and non-employee directors;

•	input on compensation actions for executive promotions; and

•	input on our compensation related disclosures.

While Aon works with management to source market data and to arrive at market matches for new hires and promotions of executive officers, Aon reports directly to the Compensation Committee. Aon consultants attend meetings of the Compensation Committee when requested to do so. The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and the Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon is independent.

Trading Policy

We have a policy that prohibits our executive officers, directors and other employees from engaging in short sales, transactions in put or call options, pledging transactions, hedging transactions or other inherently speculative transactions with respect to our shares. Any violation of these policies may result in disciplinary action, including dismissal for cause.

Compensation Clawback Policy

We maintain a clawback policy (the “Clawback Policy”) in compliance with the SEC’s and Nasdaq Stock Market, LLC’s (“Nasdaq”) final rules. The Clawback Policy requires the repayment of certain erroneously awarded incentive-based compensation paid to any current or former executive officer, including our named executive officers, in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

DIRECTOR COMPENSATION

Director Compensation

The Board of Directors and the Compensation Committee determine the compensation of individual directors in accordance with our compensation policy to the extent applicable. All non-employee directors are paid an annual retainer of $40,000. Non-employee directors may receive further compensation ranging from $5,000 to $15,000 for serving as chair or member of committees (i.e. Audit Committee or Compensation Committee). We have also granted and expect to continue granting, certain non-employee directors, other than those affiliated with our significant shareholders, options to purchase Ordinary Shares as compensation for their service on the Board of Directors.

Director Service Agreement

We entered into services agreements with all of our directors which regulate their services as our directors. These services agreements, except for James N. Topper’s services agreement, contain non-competition and non-solicitation arrangements, as well as a requirement to assign and transfer to us any intellectual and industrial property rights originating from the director’s services as a director or inventor for us, but do not provide for compensation.

Director Indemnification Agreements

The articles of association require us to indemnify our current and former directors to the fullest extent permitted by law, subject to certain exceptions. We entered into indemnification agreements with all of our directors providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as directors or officers to the maximum extent permitted by law.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board of Directors by our non-executive directors during the year ended December 31, 2023. We reimburse members of the Board of Directors for reasonable travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and committees.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Non-Executive Directors(1)
Juliette Audet(3)	45,625	—	45,625
Nicholas S. Downing M.D.	47,333	—	47,333
Louis Lange, M.D., Ph.D.	61,500	277,550	339,050
William H. Lewis, J.D., M.B.A.	—	—	—
Sander Slootweg	48,000	—	48,000
John W. Smither	56,250	82,584	138,834
Janneke van der Kamp	31,875	102,780	134,655
James N. Topper, M.D., Ph.D.	40,000	—	40,000

(1)	Compensation information for Dr. Michael Davidson and Dr. John Kastelein is included in the section titled “Executive Compensation—Summary Compensation Table.”
(2)

Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used to calculate grant date fair value.

(3)	Juliette Audet resigned as a member of the Board of Directors effective April 1, 2024.

CORPORATE GOVERNANCE

This section provides further information regarding the Board of Directors and the independence of our directors and describes key corporate governance practices that we have adopted.

Board Structure

We are a Dutch public limited liability company (naamloze vennootschap) with a single-tier board currently consisting of one executive director and eight non-executive directors. Drs. Topper and Downing were initially designated to serve on the Board of Directors by Frazier Lifesciences and Dr. Davidson, Dr. Kastelein, Dr. Lange and Mr. Slootweg were initially designated by NewAmsterdam Pharma pursuant to the terms of the Business Combination Agreement, dated as of July 25, 2022 (the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”). Our directors do not have a retirement age requirement under the articles of association. Mr. Lewis serves as the Chair of the Board of Directors. The Chair and in his absence, the Vice Chair, is responsible for ensuring there is sufficient contact between the Board of Directors and the executive director, that the Board of Directors has sufficient access to information and sufficient time to deliberate and make decisions, monitoring director performance and otherwise administering the Board of Directors process. There are no family relationships among any of our directors.

Our directors will be (re-)appointed by our shareholders upon a binding nomination by the Board of Directors. The shareholders may overrule a binding nomination by a resolution adopted by a majority of at least two thirds of the votes cast, provided such majority represents more than half of the issued share capital. If our shareholders overrule a binding nomination, the Board of Directors will make a new nomination.

The Dutch Corporate Governance Code provides the following best practice recommendations on the terms for tenure of our directors:

•	executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms they may serve; and

•

non-executive directors should be appointed for two consecutive periods of no more than four years. Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that the reasons for any reappointment after an eight-year term of office should be disclosed in our statutory annual report.

Our shareholders may at any time seek to suspend or dismiss a director at a general meeting of our shareholders. If a proposal to suspend or dismiss a director is properly brought before a general meeting of our shareholders, shareholders may only adopt a resolution to suspend or dismiss a director by a majority of at least two thirds of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is adopted at the proposal of the Board of Directors, in which latter case the resolution may be adopted by a simple majority of the votes cast.

Independence of the Board of Directors

The Nomination and Corporate Governance Committee and Board of Directors have undertaken a review of the independence of our directors and considered whether any director has a relationship that, in the opinion of such committee or the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Board of Directors. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our directors, other than Dr. Davidson, Dr. Kastelein and Dr. Topper are “independent directors,” as such term is defined in Nasdaq Rule 5605(a)(2). In making these determinations, the Board of Directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.

Nasdaq Board Diversity Matrix

Board Diversity Matrix (As of April 15, 2024)

Country of Principal Executive Offices	Netherlands
Foreign Private Issuer	No
Disclosure Prohibited Under Home Country Law	No (Part I) / Yes (Part II)
Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	—	—
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Attendance at Board and Shareholder Meetings

The Board of Directors met 7 times during 2023, either in person, by teleconference or videoconference. No directors attended fewer than 75% of the Board of Directors meetings or meetings of a committee on which they served, other than Dr. Kastelein with respect to meetings of the Board of Directors and Ms. Van der Kamp with respect to meetings of the Audit Committee while she was a member.

All of the then-current directors attended our 2023 annual general meeting of shareholders either in person or by teleconference.

Board of Directors Committees

The Board of Directors has established three standing committees: an audit committee, a compensation committee and a nomination and corporate governance committee. Each committee operates under a charter that has been approved by the Board of Directors. Current copies of each committee’s charter are posted on the “Corporate Governance Overview” section of our website, https://ir.newamsterdampharma.com/corporate-governance/governance-overview. Our website and its contents are not incorporated into this proxy statement.

The current members of the committees are as follows:

	Audit		Compensation		Nomination and Corporate Governance
William H. Lewis	X		X
Nicholas S. Downing					X
Louis Lange, M.D., Ph.D.	X		X	*	X
Sander Slootweg					X	*
John W. Smither	X	*	X
Janneke van der Kamp			X

*	Committee Chairperson

Audit Committee

The Audit Committee consists of Louis Lange, M.D., Ph.D., John W. Smither and William H. Lewis. Mr. Smither serves as chairperson of the Audit Committee. The Audit Committee assists the Board of Directors in, among other things:

•	overseeing the Company’s accounting, financial reporting and internal controls processes;

•	overseeing the Company’s compliance with legal and regulatory requirement, including related to cybersecurity and compliance with the code of business conduct and ethics;

•	overseeing the selection, qualifications, independence, and performance of the Company’s independent registered public accounting firm; and

•	pre-approving of all permitted non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has the authority to retain independent counsel and advisors to assist in carrying out its responsibilities.

Each member of the Audit Committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Board of Directors has determined that Dr. Lange qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC.

The Audit Committee held 4 meetings during 2023.

Compensation Committee

The Compensation Committee consists of Louis Lange, M.D., Ph.D., John W. Smither, Janneke van der Kamp and William H. Lewis. Dr. Lange serves as chair person of the Compensation Committee. The Compensation Committee assists the Board of Directors in, among other things:

•	reviewing compensation for our directors and executive officers and submitting proposals to the Board of Directors concerning director and executive officer compensation;

•	overseeing the annual review of executive officers;

•	administering the Company’s incentive plans;

•	reviewing and assessing risks related to the Company’s compensation practices; and

•	reviewing and discussing compensation related disclosure and the preparation of the Compensation Committee’s report.

The Compensation Committee has the authority to retain independent counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities.

Each member of the Compensation Committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

The Compensation Committee held one meeting during 2023.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee consists of Sander Slootweg, Nicholas Downing and Louis Lange, M.D., Ph.D. Mr. Slootweg serves as chairperson of the Nomination and Corporate Governance

Committee. The Nomination and Corporate Governance Committee assists the Board of Directors in, among other things:

•	identifying individuals qualified to become our directors consistent with criteria we established;

•	recommending candidates for election to the Board of Directors to fill vacancies;

•	reviewing the number, type, functions, structure, and independence of committees and recommending members of the Board of Directors for committees;

•	developing, updating, as necessary, tracking Board of Directors skill sets and otherwise evaluating the directors;

•	reviewing succession planning for the Board of Directors, Chief Executive Officer, and senior management;

•	developing our code of business conduct and ethics; and

•	reviewing and considering shareholder feedback, and recommending adjustments to policies and practices related to shareholder engagement to the Board of Directors for review and approval;

The Nomination and Corporate Governance Committee has the authority to retain independent counsel and other advisors to assist in carrying out its responsibilities. The Nomination and Corporate Governance Committee also assists the Board of Directors in regularly reviewing the size and composition of the Board of Directors and the independence of directors and director nominees.

Each member of the Nomination and Corporate Governance Committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

The corporate governance and nominating committee held one meeting during 2023.

Director Nomination Process

The Board of Directors may consist of one or more executive directors and up to ten non-executive directors. The Board of Directors currently consists of one executive director and eight non-executive directors. Two of our non-executive directors, Drs. Topper and Downing, were initially designated by Frazier Lifesciences and our other initial directors, Dr. Davidson, Dr. Kastelein, Dr. Lange and Mr. Slootweg, were initially designated by NewAmsterdam Pharma pursuant to the terms of the Business Combination Agreement.

The Nomination and Corporate Governance Committee is responsible for recruiting and considering director candidates and presents qualified candidates to the full Board of Directors for consideration in accordance with the Board of Directors’ profile, the Board Rules and the Nomination and Corporate Governance Committee’s charter, each of which is available on our website. Our website and its contents are not incorporated into this proxy statement. Director candidates are evaluated using certain established criteria, including a nominee’s general business and industry experience, finance and management experience, other operational experience, ability to act on behalf of shareholders, independence or conflicts of interest and the other general criteria set forth in the Board of Directors’ profile and any other specific additional criteria relevant in evaluating Board of Directors nominees.

We have adopted a Diversity Policy to emphasize our commitment to seeking to attain diversity and balance among directors of age, race, gender, sexual orientation, geography, ethnicity, thought, viewpoints, backgrounds, skills, experience, and expertise. As a result, under our policies any search firm retained to assist the Nomination and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of age, race, gender, sexual orientation, geography, ethnicity, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services. We believe that a Board of Directors comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies.

Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Nomination and Corporate Governance Committee does not have a formal policy with respect to director candidates recommended by shareholders but may consider candidates it deems qualified from any source. The Board of Directors believes retaining the flexibility to consider a director candidate or ignore a director candidate if it determines doing so is in the best interest of the Company. If the Nomination and Corporate Governance Committee approves a candidate for further review they will establish an interview process for the candidate. The Nomination and Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty, ability to apply sound and independent business judgment, awareness of a director’s vital part in our good corporate citizenship and image, time available for meetings and consultation on our matters and willingness to assume broad, fiduciary responsibility.

Each of the individuals nominated for appointment or re-appointment to the Board of Directors were approved for such nomination by the Nomination and Corporate Governance Committee.

Risk Management and Oversight

One of the Board of Directors’ key functions is overseeing the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, the Board of Directors, with the support of management, is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss cybersecurity risks and our major financial risk exposures. Our Nomination and Corporate Governance Committee monitors the effectiveness of our executive officers and directors and overseeing the risks related to hiring and retention. Our Compensation Committee assesses and monitors risks arising from any of our compensation policies.

Shareholder Dialogue with the Company

The Board of Directors recognizes the importance and value of robust dialogue with shareholders and has adopted an Investor Dialogue Policy to guide interactions between Company representative and shareholders. The Board of Directors strives to keep the Company’s shareholders updated throughout the year through regular press releases and SEC filings. Investors can send communications to the Board of Directors by delivering their communication in writing to our principal executive offices. If the communication relates to our financial statements, accounting practices or internal controls, the information will be shared with the chairperson of the Audit Committee. If the matter relates to our governance practices, business ethics or corporate conduct, the information will be shared with the chairperson of the Nomination and Corporate Governance Committee. If a shareholder wishes to address a communication to an individual director, it should be submitted in writing addressed to such individual director in care of the principal accounting officer at our principal executive offices. The Board of Directors has also adopted a Stakeholder Dialogue Policy outlining the principles for the Company’s interactions with investors, employees, creditors, business partners, community members and other interested parties. The Company is committed to engaging with these stakeholders from time to time and may respond to stakeholder initiated dialogue when the Board of Directors determines doing so would be in the Company’s best interests. In engaging with shareholders and other stakeholders the Company will be represented by at least one director, or in appropriate circumstances, a member of management.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics which outlines the principles of legal and ethical business conduct under which we will do business. The code of business conduct and ethics includes a provision that provides for a process by which employees and directors can report potential irregularities. The code of business conduct and ethics also provides protection from retaliation or discrimination by the Company against whistleblowers due to reporting issues relating to compliance with applicable laws and regulations. This code applies to all of our employees, officers and directors. Our code of business conduct and ethics is available on our website.

Corporate Governance Documents

Please visit our corporate governance overview website at https://ir.newamsterdampharma.com/corporate-governance/governance-overview for additional information on our corporate governance, including:

•	the charters approved by the Board of Directors for the Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee;

•	Profile of the Board of Directors, the Board Rules and Retirement Schedule;

•	Investor Dialogue Policy and Stakeholder Dialogue Policy; and

•	our code of business conduct and ethics.

In the event of any amendment to, or waiver from, a provision of our code of business conduct and ethics, we will promptly post on our website relevant information regarding the amendment or waiver, including the date and the nature of the event. Our website and its contents are not incorporated into this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Louis Lange, M.D., Ph.D., John W. Smither, Janneke van der Kamp and William H. Lewis. All members of the Compensation Committee are independent directors, and none of our executive officers or former executive officers served on the compensation committee or on the board of any company that employed any member of the Compensation Committee or the Board of Directors during the year ended December 31, 2023.

Report of the Audit Committee

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on February 28, 2024.

AUDIT COMMITTEE

John W. Smither (chairperson)

Louis Lange, M.D., Ph.D.

William H. Lewis

This report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our LTIP and Rollover Plan are our only equity compensation plans approved by our shareholders. The Supplementary LTIP was approved by the Board of Directors but was not approved by our shareholders. The following table sets forth certain information as of December 31, 2023 with respect to our LTIP, Rollover Plan and Supplementary LTIP:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted- Average Exercise Price of Outstanding Options (B)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by shareholders:	15,044,495	$7.84		180,893
LTIP(1)	13,371,872	$8.65		116,971
Rollover Plan	1,672,623	$1.28613	(3)	63,922
Equity compensation plans not approved by shareholders:
Supplementary LTIP(2)	739,014	$10.90		301,219

Total:	15,783,509	$7.98		482,112

(1)

The number of Ordinary Shares reserved for grant under the LTIP will increase annually on January 1 of each calendar year by 5% of the then issued and outstanding Ordinary Shares or such lower number as may be determined by the Board of Directors.

(2)

See the section titled “Executive Compensation—Equity Incentive Plans” and Note 9 in the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a brief description of the terms of the Supplementary LTIP.

(3)

The exercise price of the options included in the Rollover Plan is Euro 1.16392 and has been converted into USD in the table above at a rate of $1.1050 per Euro, which was the exchange rate as of December 29, 2023 as published by European Central Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We adopted a related party transaction policy that requires the review and, if applicable, approval or ratification of any related party transaction by the Board of Directors, the Audit Committee or another designated committee consisting solely of independent directors. Our Audit Committee will review this related party transaction policy periodically and will recommend changes to the Board of Directors as appropriate.

In addition, under Dutch law and the articles of association, our directors may not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the director concerned is unable to serve our interests and the business connected with us with the required level of integrity and objectivity due to the existence of the conflicting personal interest. The articles of association provide that if as a result of conflicts of interests no resolution of the Board of Directors can be adopted, the resolution may nonetheless be adopted by the Board of Directors as if none of our directors had a conflict of interest. In that latter case, each of our director is entitled to participate in the discussion and decision-making process and to cast a vote.

A related party transaction is generally any transaction in which the Company or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, immediate family member, or any beneficial owner of more than 5% of our Ordinary Shares, has or will have a direct or indirect material interest.

Certain Related Party Transactions

Investor Rights Agreement

In connection with the closing of the Business Combination, we entered into the Investor Rights Agreement, dated November 22, 2022 (the “Investor Rights Agreement”), with the Sponsor and the former FLAC directors (the “FLAC Initial Shareholders”), and certain NewAmsterdam Pharma shareholders agreed not to sell, assign, offer to sell, contract, pledge, grant, or otherwise dispose of or enter into any swap or other similar arrangement, with respect to the Ordinary Shares such persons received in connection with the Business Combination for six months from the date the Domestication became effective (the “Final Closing Date”), subject to certain limited exceptions. In addition, the FLAC Initial Shareholders agreed not to sell, assign, offer to sell, contract, pledge, grant, or otherwise dispose of or enter into any swap or other similar arrangement, with respect to the Ordinary Shares they received in connection with the Business Combination for a period beginning on the Final Closing Date and ending one year after the Final Closing Date. Notwithstanding the foregoing, the restrictions above ended with respect to the Ordinary Shares held by the NewAmsterdam Pharma shareholders and 50% of the Ordinary Shares held by the FLAC Initial Shareholders, as the case may be, received in connection with the Business Combination, on May 22, 2023 according to the terms of the Investor Rights Agreement. The restrictions on the remaining 50% of the Ordinary Shares of the FLAC Initial Shareholders, received in connection with the Business Combination, ended on November 23, 2023, one year after the Final Closing Date. An aggregate of 44,914,642 Ordinary Shares held by former NewAmsterdam Pharma shareholders (including Saga Investments Coöperatief U.A. and Mitsubishi Tanabe Pharma Corporation) had registration rights pursuant to the terms of the Investor Rights Agreement.

In June 2023, certain of our selling securityholders (the “Selling Securityholders”) exercised their right pursuant to the Investor Rights Agreement to demand an underwritten shelf takedown of Ordinary Shares. On June 6, 2023, the Company and certain of the Selling Securityholders, including affiliates of Forbion, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and SVB Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement related to an underwritten public offering of 13,857,415 Ordinary Shares by those certain Selling Securityholders at a public offering price of $11.50 per Ordinary Share (the “Secondary Offering”). In connection with the Secondary Offering, certain of the participating Selling Securityholders granted the Underwriters a 30-day option to purchase an additional 2,078,612 Ordinary Shares at the public offering price, less underwriting discounts and commissions, which option was partially exercised for 1,930,280 additional Ordinary Shares in connection with the closing of the Secondary Offering. The Company did not sell any Ordinary Shares in the Secondary Offering and did not receive any proceeds from the Secondary Offering.

Indemnification Agreements

The articles of association provide for certain indemnification rights for our current and former directors and other current and former officers and employees as designated by the Board of Directors (the “Indemnified Persons”). Specifically, we indemnify the Indemnified Persons against any financial losses or damages and any expense reasonably paid or incurred in connection with any threatened, pending or completed suit, to the extent these relate to such Indemnified Persons’ current or former position with the Company as permitted by applicable law.

We have also entered into indemnification agreements with each of our directors and executive officers providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

Employment Agreements

See the section titled “Executive Compensation—Employment Agreements and Change of Control Agreements” section of this proxy statement for a further discussion of these arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the actual beneficial ownership of Ordinary Shares as of April 15, 2024, by:

•	each person, or group of affiliated persons, known by the Company to beneficially own more than 5% of outstanding Ordinary Shares;

•	each of our executive officers or directors; and

•	all of our executive officers and directors, as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Ordinary Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership of Ordinary Shares is based on 89,912,552 Ordinary Shares issued and outstanding, as of April 15, 2024. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. To our knowledge, no Ordinary Shares beneficially owned by any executive officer, director or director nominee have been pledged as security. None of our shareholders has different voting rights from other shareholders.

	Number of Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned (%)
Name of Beneficial Owner	Shares	%
Named Executive Officers, Directors and Director Nominees
Michael Davidson, M.D. (1)	3,133,607	3.40%
John Kastelein, M.D., Ph.D. FESC (2)	1,503,701	1.64%
Ian Somaiya	—	—
William H. Lewis, J.D., M.B.A.	—	—
Nicholas Downing, M.D. (3)	—	—
Louis Lange, M.D., Ph.D. (4)	200,827	*
Sander Slootweg (5)	—	—
John W. Smither (6)	6,590	*
James N. Topper, M.D., Ph.D.(7)	12,640,467	13.98%
Janneke van der Kamp(8)	5,250	*
All executive officers and directors as a group (14 persons)	18,684,779	19.50%

	Number of Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned (%)
Name of Beneficial Owner	Shares	%
Other 5% Shareholders
Entities affiliated with Forbion(9)	11,831,461	13.16%
Saga Investments Coöperatief U.A.(10)	4,910,000	5.46%
Frazier Lifesciences Sponsor LLC and affiliates(11)	12,640,467	13.98%
Entities affiliated with Bain Capital Life Sciences Investors, LLC(12)	10,473,913	11.64%
RA Capital Healthcare Fund, L.P.(13)	8,197,333	9.08%
Viking Global Investors LP(14)	8,024,565	8.92%

*	Indicates beneficial ownership of less than 1% of total outstanding Ordinary Shares.
(1)

Consists of (i) 199,784 Ordinary Shares, (ii) options to purchase 2,225,044 Ordinary Shares, exercisable within 60 days of April 15, 2024, (iii) Warrants to purchase 100,000 Ordinary Shares and (iv) 608,779 Ordinary Shares subject to forfeiture underlying depositary receipts issued by Stichting Administratiekantoor EPNAP (“STAK EPNAP”). STAK EPNAP has sole voting and investment power over the securities described in (iv) while underlying the depositary receipts and are presented here because the depositary receipts can be cancelled by the board of directors of STAK EPNAP at any time as a consequence of which the shareholder will become the beneficial owner of the securities underlying the depositary receipts.

(2)

Consists of (i) options to purchase 970,229 Ordinary Shares held by Futurum B.V. through NAP PoolCo B.V. (“PoolCo”) and (ii) options to purchase 533,472 Ordinary Shares held by Dr. Kastelein directly, each exercisable within 60 days of April 15, 2024.

(3)	Does not include Ordinary Shares held by the Bain Capital Life Sciences Entities (as defined below). Dr. Downing serves as a Managing Director of Bain Capital Life Sciences Investors, LLC.
(4)	Consists of (i) 24,878 Ordinary Shares (ii) Warrants to purchase 44,619 Ordinary Shares and (iii) options to purchase 131,330 Ordinary Shares, exercisable within 60 days of April 15, 2024.
(5)

See Note 9. Mr. Slootweg is a member of the Board of Directors and is a partner of each of Forbion IV Management and Growth Management and a member of the investment committees of each of Forbion IV and Forbion Growth, and a member of the board of directors of ForGrowth, but does not have beneficial ownership of the securities referenced in Note 9.

(6)	Consists of options to purchase 6,590 Ordinary Shares, exercisable within 60 days of April 15, 2024.
(7)	Consists of the shares described in Note 11. Dr. Topper disclaims beneficial ownership of the shares referenced in Note 11, except to the extent of his pecuniary interest therein, if any.
(8)	Consists of options to purchase 6,590 Ordinary Shares, exercisable within 60 days of April 15, 2024.
(9)

Consists of (i) 6,635,391 Ordinary Shares beneficially owned by Forbion Capital Fund IV Coöperatief U.A. (“Forbion IV”) through ForGrowth NAP B.V. (“ForGrowth”) that are held directly by PoolCo, (ii) 4,543,897 Ordinary Shares beneficially owned by Forbion Growth Opportunities Fund I Coöperatief U.A. (“Forbion Growth”) through ForGrowth that are held directly by PoolCo and (iii) 652,173 Ordinary Shares held directly by ForGrowth. ForGrowth is a joint-investment vehicle wholly owned by Forbion IV and Forbion Growth. PoolCo is a Dutch limited liability company that holds Ordinary Shares on behalf of its shareholders. The governing documents of PoolCo vest voting and investment control over the Ordinary Shares held by PoolCo in PoolCo’s shareholders and, as a result, PoolCo disclaims beneficial ownership of such Ordinary Shares. The information herein is based solely on the Form 3 filed by the holders on January 2, 2024. The address for the Forbion entities is Gooimeer 2-35, 1411 DC Naarden, the Netherlands.

Forbion IV Management B.V. (“Forbion IV Management”) may be deemed to have voting and dispositive power over the Ordinary Shares beneficially owned by Forbion IV. Investment decisions with respect to the

Ordinary Shares held by Forbion IV are made by its investment committee which may delegate such powers to the authorized representatives of Forbion IV Management. Mssrs. Slootweg, van Osch, Mulder, van Houten, van Deventer, Reithinger, Kersten and Boorsma are partners of Forbion IV Management, which is the director of and acts as the investment advisor to Forbion IV. Mr. Slootweg is a member of the Board of Directors and is a partner of Forbion IV Management and a member of the investment committee of Forbion IV.

Forbion Growth Management B.V. (“Growth Management”) may be deemed to have voting and dispositive power over the Ordinary Shares beneficially owned by Forbion Growth. Investment decisions with respect to the Ordinary Shares held by Forbion Growth are made by its investment committee which may delegate such powers to the authorized representatives of Growth Management. Mssrs. Slootweg, van Osch, Mulder, van Houten, van Deventer, Reithinger, Kersten, Joustra, Bos en Lüneborg and Boorsma are partners of Growth Management, which is the director of and acts as the investment advisor to Forbion Growth. Mr. Slootweg is a member of the Board of Directors and is a partner of Growth Management and a member of the investment committee of Forbion Growth.

(10)

Amgen Singapore Manufacturing Pte. Ltd. (“Amgen Singapore”) is the sole shareholder of Saga Investments Coöperatief U.A. Amgen Technology, Limited (“Amgen Technology”) is the sole shareholder of Amgen Singapore and Onyx Pharmaceuticals, Inc. (“Onyx”) and Amgen Inc. are the shareholders of Amgen Technology. As a result, Amgen Singapore, Amgen Technology Onyx and Amgen Inc. may each be deemed to share beneficial ownership of the Ordinary Shares held of record by Saga Investments Coöperatief U.A. The business address is Minervum 7061, 4817 ZK Breda, The Netherlands. The information herein is based solely on the Schedule 13G filed by the Saga Investments Coöperatief U.A., Amgen Singapore, Amgen Technology, Onyx and Amgen on December 2, 2022.

(11)

Consists of 3,801,000 Ordinary Shares and Warrants to purchase 167,000 Ordinary Shares held by Frazier Lifesciences Sponsor LLC (the “Sponsor”). The sole member of the Sponsor is Frazier Life Sciences X, L.P. (“FLS X”). FHMLS X, L.P. is the general partner of FLS X and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Patrick J. Heron and James N. Topper are the members of FHMLS X, L.L.C. and managers of each of FLS X, FHMLS X, L.P. and FHMLS X, L.L.C.

Also included in the total number are (i) 3,008,429 Ordinary Shares and Warrants to purchase 333,333 Ordinary Shares held by FLS X, (ii) 1,043,495 Ordinary Shares held by Frazier Life Sciences XI, L.P. (“FLS XI”), (iii) 2,293,412 Ordinary Shares held by Frazier Life Sciences Public Fund, L.P. (“FLSPF”) and (iv) 1,993,798 Ordinary Shares held by Frazier Life Sciences Overage Fund, L.P. (“FLSOF”). FHMLS XI, L.P. is the general partner of FLS XI and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Patrick J. Heron, Dan Estes and James N. Topper are the members of FHMLS XI, L.L.C. and managers of each of FLS XI, FHMLS XI, L.P. and FHMLS XI, L.L.C. FHMLSP, L.P. is the general partner of FLSPF and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP, L.L.C. and managers of each of FLSPF, FHMLSP, L.P. and FHMLSP, L.L.C. FHMLSP Overage, L.P., is the general partner of FLSOF and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP Overage, L.L.C. and managers of each of FLSOF, FHMLSP Overage, L.P. and FHMLSP Overage, L.L.C. The information herein is based on the Schedule 13D/A filed by Sponsor, FLS X, FLS XI, FLSPF, FLSOF, FHMLS X, L.P., FHMLS X, L.L.C., FHMLS XI, L.P., FHMLS XI, L.L.C., FHMLSP, L.P., FHMLSP, L.L.C., FHMLSP Overage, L.P., FHMLSP Overage, L.L.C., Mr. Cha, Mr. Brush, Mr. Heron, Mr. Estes and Dr. James Topper on February 21, 2024 and the Form 4 filed by Dr. James Topper on March 28, 2024. The address of these holders is Two Union Square, 601 Union St., Suite 3200, Seattle, WA 98101.

(12)

Consists of (i) 4,797,557 Ordinary Shares held by BCLS II Investco, LP (“BCLS II Investco”), (ii) 5,376,356 Ordinary Shares held by BCLS Fund III Investments, LP (“BCLS Fund III”), (iii) 267,429 Ordinary Shares and Warrants to purchase 89,143 Ordinary Shares held by Bain Capital Life Sciences Fund II, L.P. (“BCLS Fund II”) and (iv) 32,571 Ordinary Shares and Warrants to purchase 10,857 Ordinary

Shares held by BCIP Life Sciences Associates, LP (“BCIPLS” and, together with BCLS II Investco, BCLS Fund III and BCLS Fund II, the “Bain Capital Life Sciences Entities”). Bain Capital Life Sciences Investors, LLC (“BCLSI”) (a) is the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of BCLS Fund II, which is the managing member of BCLS II Investco (GP), LLC, which is the general partner of BCLS II Investco, (b) is the manager of Bain Capital Life Sciences III General Partner, LLC, which is the general partner of Bain Capital Life Sciences Fund III, L.P., which is the managing member of BCLS Fund III Investments GP, LLC, which is the general partner of BCLS Fund III, and (c) governs the investment strategy and decision-making process with respect to investments held by BCIPLS. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Life Sciences Entities. The address of the Bain Capital Life Sciences entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116. The information herein is based solely on the Schedule 13D/A filed by the Bain Capital Life Sciences Entities on March 1, 2024.
(13)

Consists of 7,864,000 Ordinary Shares and Warrants to purchase 333,333 Ordinary Shares held by RA Capital Healthcare Fund, L.P. (“RACHF”). RA Capital Management, L.P. (“RA Capital”) is the investment manager for RACHF. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the Ordinary Shares held by RACHF. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. RA Capital serves as investment adviser for RACHF and may be deemed a beneficial owner of the securities described herein as held by RACHF. RACHF has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RACHF’s portfolios, including the Ordinary Shares reported herein. Because RACHF has divested itself of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, RACHF disclaims beneficial ownership of the securities they hold. The business address of the persons and entities set forth herein is 200 Berkeley Street, 18th Floor, Boston, MA 02116. The information herein is based solely on the Schedule 13G/A filed by RACHF, RA Capital, Mr. Kolchinsky and Mr. Shah on February 14, 2024.

(14)

Consists of 5,376,459 Ordinary Shares and 2,648,106 Ordinary Shares owned by Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”) and Viking Global Opportunities Drawdown (Aggregator) LP (“VGOD”), respectively. Viking Global Investors LP (“VGI”) provides managerial services to VGOP and VGOD and has the authority to dispose of and vote the Ordinary Shares that VGOP and VGOD directly own to and as a result may be deemed to beneficially own the Ordinary Shares that VGOP and VGOD directly. Viking Global Opportunities Parent GP LLC (“Opportunities Parent”) is the sole member of Viking Global Opportunities GP LLC (“Opportunities GP”), which has the authority to dispose of and vote the Ordinary Shares controlled by Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”) (which consists of the Ordinary Shares that VGOP directly owns) and is the sole member of Viking Global Opportunities Drawdown GP LLC (“VGOD GP”), which has the authority to dispose of and vote the Ordinary Shares controlled by Viking Global Opportunities Drawdown Portfolio GP LLC (“VGOD Portfolio GP”) (which consists of the Ordinary Shares that VGOD directly owns). Opportunities Parent does not directly own any Ordinary Shares. Opportunities GP serves as the sole member of Opportunities Portfolio GP and has the authority to dispose of and vote the Ordinary Shares controlled by Opportunities Portfolio GP. Opportunities Portfolio GP serves as the general partner of VGOP and has the authority to dispose of and vote the Ordinary Shares that VGOP directly owns. VGOD GP serves as the sole member of VGOD Portfolio GP and has the authority to dispose of and vote the Ordinary Shares controlled by VGOD Portfolio GP. VGOD Portfolio GP serves as the general partner of VGOD and has the authority to dispose of and vote the Ordinary Shares that VGOD directly owns. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee Members of Viking Global Partners LLC (general partner of VGI) and Opportunities Parent, have shared authority to dispose of and vote the Ordinary Shares beneficially owned by VGI and Opportunities Parent. None of Mr. Halvorsen, Mr. Ott and Ms. Shabet directly owns any Ordinary Shares. Each of Mr. Halvorsen, Mr. Ott and Ms. Shabet may be deemed to beneficially own the Ordinary Shares that VGOP and VGOD directly own.

The business address of the persons and entities set forth herein is 55 Railroad Avenue, Greenwich, Connecticut 06830. The information herein is based solely on the Schedule 13G/A filed by VGI, Opportunities Parent, Opportunities GP, Opportunities Portfolio GP, VGOP, VGOD GP, VGOD Portfolio GP, VGOD, Mr. Halvorsen, Mr. Ott and Ms. Shabet on February 14, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our ordinary shares, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of such reports filed electronically with the SEC, and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our ordinary shares during the year ended December 31, 2023, except for (i) Form 3s filed by each of Louis Lange and Michael Davidson in December 2023 to report their initial beneficial ownership of shares and which inadvertently omitted certain securities which were subsequently disclosed on a Form 3 amendment filed on January 25, 2024 and (ii) a late Form 4 filed by Louis Lange on February 21, 2024 to report the acquisition of ordinary shares.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders sharing the same address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, or if you currently share an address with another shareholder and wish to receive only one copy of proxy materials in future for your household, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you have requested to be removed from the householding program, you will be removed within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

OTHER MATTERS

There are no other matters that will be presented for consideration at the Annual General Meeting.

By Order of the Board of Directors,

/s/ Michael Davidson

Michael Davidson, M.D.

Chief Executive Officer

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a NewAmsterdam Pharma shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All written requests should be directed to:

NewAmsterdam Pharma Company N.V.

c/o Chief Accounting Officer

Gooimeer 2-35

1411 DC Naarden

The Netherlands

louise.kooij@NewAmsterdamPharma.com

NEWAMSTERDAM PHARMA COMPANY N.V. 20803 BISCAYNE BLVD, STE 105 AVENTURA, FL 33180 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V49295-P12582 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEWAMSTERDAM PHARMA COMPANY N.V. The Board of Directors recommends you vote FOR each of the following proposals: For Against Abstain 1. Adoption of Dutch statutory annual accounts for the fiscal year ended December 31, 2023. [ ] [ ] [ ] 2. Discharge from liability for the Company’s directors with respect to the performance of their duties during the fiscal year ended December 31, 2023. [ ] [ ] [ ] 3. Instruction to Deloitte Accountants B.V. as the Company’s external auditor of the Company’s Dutch statutory annual accounts and Dutch statutory board report for the fiscal year ending December 31, 2024. [ ] [ ] [ ] 4. Ratification of the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 by the audit committee of the Company’s Board of Directors. [ ] [ ] [ ] 5. Appointment of William H. Lewis as non-executive director of the Company until the 2028 annual general meeting. [ ] [ ] [ ] 6. Reappointment of Louis Lange, M.D., Ph.D. as non-executive director of the Company until the 2028 annual general meeting. [ ] [ ] [ ] 7. Extension of authorization for the Board of Directors to acquire ordinary shares and depository receipts for ordinary shares in the Company’s capital. [ ] [ ] [ ] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V49296-P12582 NewAmsterdam Pharma Company N.V. ANNUAL GENERAL MEETING OF SHAREHOLDERS JUNE 5, 2024 5:00 P.M. CEST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) each civil law notary and candidate civil law notary working with NautaDutilh N.V., or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of NEWAMSTERDAM PHARMA COMPANY N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 5:00 p.m. CEST, on June 5, 2024, at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, or if multiple instructions are selected on the reverse side of this ballot for any single voting item, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side